Execution Version MEMBERSHIP INTERESTS PURCHASE AGREEMENT by and between PYRAMID HEALTH HOLDINGS, LLC, as Purchaser, MOLINA PATHWAYS, LLC, as Seller, and MOLINA HEALTHCARE, INC., as Parent, October 19, 2018

TABLE OF CONTENTS Page ARTICLE 1 CERTAIN DEFINITIONS .........................................................................................1 Section 1.01 Certain Definitions .......................................................................................1 ARTICLE 2 PURCHASE AND SALE .........................................................................................12 Section 2.01 Purchase and Sale of the Interests ..............................................................12 Section 2.02 Purchase Price ............................................................................................12 Section 2.03 Cash Reconciliation ...................................................................................12 Section 2.04 Withholding ...............................................................................................13 Section 2.05 Adjusted Balance Sheet .............................................................................14 ARTICLE 3 CLOSING .................................................................................................................14 Section 3.01 Closing .......................................................................................................14 Section 3.02 Delivery and Actions by Seller at Closing .................................................14 Section 3.03 Delivery and Actions by Purchaser at Closing ..........................................14 Section 3.04 Conditions to Obligations of Seller ............................................................15 Section 3.05 Conditions to Obligations of Purchaser .....................................................15 ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLER ...................................16 Section 4.01 Organization and Good Standing ...............................................................17 Section 4.02 Authority ....................................................................................................17 Section 4.03 No Conflicts ...............................................................................................17 Section 4.04 Consents .....................................................................................................18 Section 4.05 Title to Interests .........................................................................................18 Section 4.06 Capitalization .............................................................................................18 Section 4.07 Financial Statements ..................................................................................19 Section 4.08 Absence of Certain Developments .............................................................20 Section 4.09 Material Contracts ......................................................................................20 Section 4.10 Title to Assets; No Liens............................................................................21 Section 4.11 Real Property .............................................................................................21 Section 4.12 Intellectual Property ...................................................................................23 Section 4.13 Litigation ....................................................................................................24 Section 4.14 Compliance with Laws ..............................................................................24 Section 4.15 Healthcare Matters .....................................................................................25 Section 4.16 HIPAA Matters ..........................................................................................26 Section 4.17 Permits .......................................................................................................27 Section 4.18 Environmental Matters...............................................................................27 Section 4.19 Employee Matters ......................................................................................28 Section 4.20 Employee Benefit Plans .............................................................................29 Section 4.21 Taxes ..........................................................................................................31 Section 4.22 Intercompany Obligations ..........................................................................33 i

Section 4.23 Insurance Policies ......................................................................................33 Section 4.24 Bank Accounts ...........................................................................................33 Section 4.25 Brokers .......................................................................................................33 Section 4.26 Accounts Receivable ..................................................................................34 Section 4.27 Exclusivity of Representations ..................................................................34 ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PURCHASER ..........................35 Section 5.01 Organization and Good Standing ...............................................................35 Section 5.02 Authority ....................................................................................................35 Section 5.03 No Conflict.................................................................................................35 Section 5.04 Consents .....................................................................................................35 Section 5.05 Litigation ....................................................................................................36 Section 5.06 Investment ..................................................................................................36 Section 5.07 Solvency .....................................................................................................36 Section 5.08 Brokers .......................................................................................................36 Section 5.09 Acknowledgement .....................................................................................36 ARTICLE 6 COVENANTS AND AGREEMENTS .....................................................................37 Section 6.01 [Reserved] ..................................................................................................37 Section 6.02 Post-Closing Access; Preservation of Records ..........................................37 Section 6.03 Transfer Taxes ...........................................................................................39 Section 6.04 Tax Matters ................................................................................................39 Section 6.05 Employee Matters ......................................................................................41 Section 6.06 Performance Bonds ....................................................................................43 Section 6.07 Use of Names .............................................................................................43 Section 6.08 Termination of Intercompany Accounts ....................................................43 Section 6.09 Servers........................................................................................................43 Section 6.10 Restricted Names .......................................................................................43 Section 6.11 Payment of Certain Amounts .....................................................................44 Section 6.12 Non-Solicitation .........................................................................................44 Section 6.13 Confidentiality ...........................................................................................45 Section 6.14 Regulatory Approvals; Consents; Notices; Filings ....................................46 Section 6.15 Conduct of the Business.............................................................................47 Section 6.16 Notification of Certain Matters ..................................................................49 Section 6.17 Access to Information; Confidentiality ......................................................49 Section 6.18 Exclusivity .................................................................................................50 Section 6.19 Lease Guarantees .......................................................................................51 ARTICLE 7 TERMINATION .......................................................................................................51 Section 7.01 Termination ................................................................................................51 Section 7.02 Effect of Termination .................................................................................52 ARTICLE 8 SURVIVAL; INDEMNIFICATION ........................................................................52 Section 8.01 Survival of Representations and Warranties ..............................................52 ii

Section 8.02 Indemnification by Parent ..........................................................................53 Section 8.03 Indemnification by Purchaser ....................................................................53 Section 8.04 Additional Provisions Regarding Indemnification and Insurance Obligations .............................................................................................................53 Section 8.05 Indemnification Procedures; Third Party Claims; Tax Claims ..................56 Section 8.06 Exclusive Remedy .....................................................................................57 ARTICLE 9 MISCELLANEOUS .................................................................................................58 Section 9.01 Entire Agreement; Assignment ..................................................................58 Section 9.02 Notices .......................................................................................................58 Section 9.03 Governing Law ..........................................................................................59 Section 9.04 Construction; Interpretation .......................................................................59 Section 9.05 Company Disclosure Schedule ..................................................................60 Section 9.06 Parties in Interest........................................................................................60 Section 9.07 Severability ................................................................................................60 Section 9.08 Counterparts; Signatures ............................................................................60 Section 9.09 Jurisdiction; Venue; Waiver of Jury Trial .................................................60 Section 9.10 Remedies ....................................................................................................61 Section 9.11 Further Assurances.....................................................................................61 Section 9.12 Failure or Indulgence Not Waiver .............................................................61 Section 9.13 Amendments ..............................................................................................61 Section 9.14 Fees and Expenses .....................................................................................61 Section 9.15 Provision Respecting Legal Representation ..............................................62 Section 9.16 Parent Representations ...............................................................................62 EXHIBITS Exhibit A – Form of Membership Interest Assignment and Assumption Agreement Exhibit B – Form of Mutual Release Exhibit C – Form of Transition Services Agreement Exhibit D – Adjusted Balance Sheet SCHEDULES Schedule 2.02 – Estimated Closing Cash Schedule 4.07(a) – Company Accounting Principles Schedule 6.04(d) – Section 336 Elections Company Disclosure Schedule iii

MEMBERSHIP INTERESTS PURCHASE AGREEMENT This MEMBERSHIP INTERESTS PURCHASE AGREEMENT (this “Agreement”), dated as of October 19, 2018, is made and entered into by and between Pyramid Health Holdings, LLC, a Delaware limited liability company (“Purchaser”), and Molina Pathways, LLC, a Delaware limited liability company (“Seller”). Molina Healthcare, Inc., a Delaware corporation (“Parent”), is a party hereto for purposes of Sections 6.02(b), 6.08, 6.10, 6.11, 6.12, 6.13, 6.15, 6.16 and 6.18 and Articles 8 and 9. RECITALS WHEREAS, Seller owns beneficially and of record all of the issued and outstanding membership interests (the “Interests”) of Pathways Health and Community Support LLC, a Delaware limited liability company (the “Company”); WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of the Interests upon the terms and subject to the conditions hereinafter set forth; and WHEREAS, the parties hereto desire to enter into, or to cause their applicable Affiliates to enter into, the Transaction Documents, and to perform or cause such Affiliates to perform their obligations thereunder as further described herein. AGREEMENT NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows: ARTICLE 1 CERTAIN DEFINITIONS Section 1.01 Certain Definitions. As used in this Agreement, the following terms have the respective meanings set forth below. “ACA” has the meaning ascribed thereto in Section 4.20(h). “Accounts Receivable” means the accounts receivable of the Business in accordance with the Company Accounting Principles. “Acquisition Proposal” means any offer, proposal or indication of interest (other than an offer, proposal or indication of interest by Purchaser or its Affiliates) contemplating or otherwise relating to any transaction or series of related transactions involving any: (a) merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction (collectively, “Business Combinations”) in which: (i) a Person or “group” (as defined in the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership 1 of securities representing more than 15% of the outstanding shares of any class of voting securities of the Company; or (ii) the Company issues securities representing more than 15% of the outstanding shares of any class of voting securities of the Company to any Person or “group” of Persons other than Parent or an Affiliate thereof, in each case, other than any Business Combination in which a Person or “group” of Persons directly acquires beneficial or record ownership of securities of Parent; (b) sale, lease, license, exchange, transfer, acquisition or disposition of any assets by the Company or its Subsidiaries that constitute or account for: (i) 15% or more of the consolidated net revenues of the Company and its Subsidiaries, consolidated net income of the Company and its Subsidiaries or consolidated book value of the Company and its Subsidiaries; or (ii) 15% or more of the fair market value of the assets of the Company and its Subsidiaries, in each case, other than (x) in the ordinary course of business, or (y) pursuant to the express terms of this Agreement; or (c) liquidation or dissolution of the Company. “Adjusted Balance Sheet” shall have the meaning specified in Section 2.05. “Affiliate” of any Person, means any other Person that, directly or indirectly, through one (1) or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. As used in this definition, the term “control,” including the correlative terms “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of Equity Securities, by Contract or otherwise). “Agreement” has the meaning ascribed thereto in the Preamble. “Allocation Schedule” has the meaning ascribed thereto in Section 6.04(e). “Assets” has the meaning ascribed thereto in Section 4.10(a). “Balance Sheet” has the meaning ascribed thereto in Section 4.07(a). “Business” means the business engaged in by the Company and its Subsidiaries as presently conducted. “Business Day” means a day, other than a Saturday or Sunday or any other day on which commercial banking institutions in New York, New York are not open for the transaction of normal banking business. “Closing” has the meaning ascribed thereto in Section 3.01. “Closing Cash” means the cash and cash equivalents of the Company and its Subsidiaries as of the Closing Date, including any deposits in transit, less any outstanding checks, bank overdrafts, book overdrafts or other negative cash balances, calculated consistently with the Company Accounting Principles. 2

“Closing Date” has the meaning ascribed thereto in Section 3.01. “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder. “Company” has the meaning ascribed thereto in the Recitals. “Company Accounting Principles” has the meaning ascribed thereto in Section 4.07(a). “Company Confidential Information” has the meaning ascribed thereto in Section 6.13(a). “Company Disclosure Schedule” means the disclosure schedule and exhibits thereto that have been delivered to Purchaser concurrently with the execution and delivery of this Agreement. “Confidentiality Agreement” means that certain Mutual Nondisclosure Agreement, dated May 3, 2018, by and between Parent and Atar Capital, LLC. “Continuing Employees” has the meaning ascribed thereto in Section 6.05(a). “Contract” means any written or oral agreement, contract, subcontract, lease, indenture, note, guaranty, option, warranty, purchase order, license, sublicense, insurance policy or legally binding arrangement, commitment, obligation or undertaking of any nature (and all amendments, modifications, restatements, or supplements thereto). “Covered Entities” has the meaning ascribed thereto in Section 4.16(a). “Data Room” has the meaning ascribed thereto in Section 9.04. “Deductible” has the meaning ascribed thereto in Section 8.04(e). “Dispute Accountant” means an independent accounting firm mutually selected by Purchaser and Seller. “Employee Benefit Plan” means each (a) “employee benefit plan,” as defined in Section 3(3) of ERISA and (b) incentive, profit-sharing, stock option, stock purchase, equity-based, employment, consulting, vacation or other leave, change of control, transaction, retention, severance, deferred compensation, medical, dental, vision, retiree medical, disability, flexible spending, cafeteria, retirement, fringe benefit or other compensation or benefit plan, policy, program or agreement, in each case established, sponsored, maintained or contributed by the Company or its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has or may have any actual or contingent liability or obligation, in each case with respect to its current or former employees, directors and/or independent contractors. “End Date” has the meaning ascribed thereto in Section 7.01(b). 3

“Environmental Laws” means all Laws relating to pollution or protection of the environment (including ambient air, surface water, groundwater, soils or subsurface strata), the preservation or reclamation of natural resources, the protection of human health as it relates to exposure to Hazardous Materials or the use, generation, management, handling, transport, treatment, presence, disposal, storage or release of Hazardous Materials. “Equity Securities” means, if a Person is a corporation, shares of capital stock of such corporation and, if a Person is a form of entity other than a corporation, ownership interests in such form of entity, whether membership interests, partnership interests or otherwise, and in either case any options, warrants, or any other interests convertible into or exchangeable or exercisable for the purchase of any such shares or ownership interests. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” of any entity means any trade or business that is, or at any relevant time was, together with such entity, treated as a “single employer” under Section 414(b), 414(c) or 414(m) of the Code and/or Section 4001(b)(1) of ERISA. “Existing Performance Bonds” has the meaning ascribed thereto in Section 6.06. “Federal Privacy Regulations” means the regulations contained in 45 C.F.R. §§ 160 and 164, as amended. “Federal Security Regulations” means the regulations contained in 45 C.F.R. §§ 160 and 164, as amended. “Federal Transaction Regulations” means the regulations contained in 45 C.F.R. §§ 160 and 162, as amended. “Final Closing Cash” shall have the meaning specified in Section 2.03(b). “Final Closing Cash Statement” shall have the meaning specified in Section 2.03(b). “Financial Statements” has the meaning ascribed thereto in Section 4.07. “Fraud” means (a) with respect to Seller, the actual fraud of Seller with respect to the representations and warranties made pursuant to Article 4 (as modified by the Company Disclosure Schedule), which involves a knowing and intentional misrepresentation of a fact material to the transactions contemplated by this Agreement, with the intent of deceiving Purchaser or its Affiliates and upon which Purchaser or such Affiliates has relied to its detriment (as opposed to any fraud claim based on constructive knowledge, negligent misrepresentation or a similar theory) under applicable tort laws and (b) with respect to Purchaser, the actual fraud of Purchaser with respect to the representations and warranties made pursuant to Article 5, which involves a knowing and intentional misrepresentation of a fact material to the transactions contemplated by this Agreement, with the intent of deceiving Seller or its Affiliates and upon which Seller or such Affiliates has relied to its detriment (as opposed to any fraud claim based on constructive knowledge, negligent misrepresentation or a similar theory) under applicable tort laws. 4

“Fraud Claims” has the meaning ascribed thereto in Section 4.27. “Fundamental Purchaser Representations” means, collectively, the representations and warranties contained in Section 5.01 (Organization and Good Standing), Section 5.02 (Authority), clause (a) of Section 5.03 (No Conflicts), and Section 5.10 (Brokers). “Fundamental Seller Representations” means, collectively, the representations and warranties contained in Section 4.01 (Organization and Good Standing), Section 4.02 (Authority), clause (a) of Section 4.03 (No Conflicts), Section 4.05 (Title to Interests), clauses (a) and (b) of Section 4.06 (Capitalization), and Section 4.25 (Brokers). “GAAP” means generally accepted accounting principles as in effect in the United States on the date of this Agreement, applied in a manner consistent with the Company Accounting Principles. “General Cap Amount” has the meaning ascribed thereto in Section 8.04(a). “Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs, in each case, as amended to date. For example, the “Governing Documents” of a corporation are its articles or certificate of incorporation and by-laws, and the “Governing Documents” of a limited liability company are its articles of organization and its operating agreement or limited liability company agreement. “Government Program” means any Federal Healthcare Program or any health care program or health care reimbursement or participation agreement between the Company or any of its Subsidiaries and any Governmental Authority or any contractor of such Governmental Authority. “Governmental Authority” means any federal, state or local government, court, tribunal or arbitral body (whether private or governmental) of competent jurisdiction, administrative agency, commission or board, or other governmental, quasi-governmental authority (including self-regulatory organization) or regulatory authority or instrumentality of the United States or any other country or any other state, county, municipality or other governmental division of any country. “Hazardous Materials” means any chemical, material, substance, waste, pollutant or contaminant (a) that is regulated, defined, listed or identified under any Environmental Law as a “hazardous waste,” “hazardous substance” or “toxic substance” or (b) that is or contains petroleum or petroleum constituents or byproducts, toxic mold, biohazards, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyl or radon gas. “Health Plan” has the meaning ascribed thereto in Section 4.20(h). “Healthcare Laws” means applicable Laws relating to or governing health care, insurance fraud or abuse or the licensure, certification, qualification or authority to provide healthcare items and services, including the following statutes: the Federal Anti-Kickback Statute (42 5

U.S.C. § 1320a-7b), the Stark Law (42 U.S.C. § 1395nn), the Federal False Claims Act (31 U.S.C. §§ 3729, et seq.), the Federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Federal Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.) and the Federal Health Care Fraud Law (18 U.S.C. § 1347); and the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191), as amended by the Health Information Technology for Economic and Clinical Health Act (Pub. L. No. 111-5) and their implementing regulations (collectively, “HIPAA”). “Indebtedness” means, with respect to the Company and each of its Subsidiaries, at any applicable date, (a) all obligations for borrowed money or extensions of credit of the Company or such Subsidiaries, (b) all obligations evidenced by bonds, debentures, notes or other similar instruments, commercial paper or debt securities of the Company or such Subsidiaries, (c) all obligations under interest rate or non-U.S. currency swaps, hedges, caps, collars, options, futures or similar instruments of the Company or such Subsidiaries for the purpose of managing interest rate and/or non-U.S. exchange rate, (d) all obligations of the Company or such Subsidiaries for the deferred purchase price of any property or services (other than trade accounts payable and accrued expenses reflected as accounts payable or accrued expenses in the Balance Sheet or incurred after the date thereof in the ordinary course of business), including earnouts, payments under non-compete agreements and seller notes owed by the Company or its Subsidiaries, (e) all obligations for borrowed money of the Company or such Subsidiaries secured by a Lien, (f) all obligations of the Company or such Subsidiaries under leases which are required to be, in accordance with GAAP, recorded as capital leases, and (g) all interest, principal, prepayment penalties, premiums, fees or expenses due or owing by the Company or such Subsidiaries in respect of any item listed in clauses (a) through (f) above. “Indemnifying Party” has the meaning ascribed thereto in Section 8.01(a). “Indemnity Notice” has the meaning ascribed thereto in Section 8.04(a). “Insurance Policies” has the meaning ascribed thereto in Section 4.23. “Intellectual Property” means all domestic and international intellectual property rights, whether registered or unregistered, including, without limitation (a) patents, applications for patents, patent disclosures and inventions, together with all reissues, continuations, continuations-in-part, revisions, divisional, extensions and re-examinations, (b) trade secrets and confidential, proprietary business and technical information, (c) copyright registrations, applications for copyright registrations and unregistered copyrights and works of authorship (including software), (d) trademarks and service marks, logos, business names, corporate names and trade names, together with all goodwill associated therewith and all registrations, applications for registration, and renewals for any of the foregoing, (e) trade secrets and other confidential information and know-how that derive economic value from not being generally known to, and not being readily available through lawful means by another Person, (f) Internet web site addresses, domain names and URLs and (g) any other proprietary or similar rights relating to any of the foregoing. “Intercompany Accounts” means any intercompany accounts, balances, payables, receivables or indebtedness between Parent or any of its Subsidiaries (excluding the Company 6 and its Subsidiaries), on the one hand, and any of the Company or its Subsidiaries, on the other hand. “Interests” has the meaning ascribed thereto in the Recitals. “IRS” means the United States Internal Revenue Service. “Laws” means all laws, statutes, acts, ordinances, rules, rules of common law, regulations, directives, legally binding policies or guidance, treaties, codes, rulings, Orders, certification standards, accreditation standards, Permits, decisions or other directives or requirements of any Governmental Authority. “Lease” has the meaning ascribed thereto in Section 4.11(b). “Leased Real Property” has the meaning ascribed thereto in Section 4.11(b). “Liability” means any liability or obligation of any nature whatsoever, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due. “Lien” means any mortgage, pledge, lien, charge, claim, equitable interest, option, proxy, pledge, right of first refusal or first offer, security interest, deed of trust, hypothecation, easement, encroachment, right of way, voting trust, voting agreement and any other encumbrance of any kind, including, without limitation, any restriction on voting, transfer, receipt of income, or exercise of any other attribute of ownership. “Loss” means all damages, awards, losses, Liabilities, obligations, claims, payments, fines, penalties, interest, costs and expenses (including reasonable attorneys’ fees, court costs and other reasonable professional fees and expenses and any amounts paid in settlement). “Maple Star Colorado” means Maple Star Colorado, a non-profit corporation incorporated under the laws of the State of Colorado. “Material Adverse Effect” means any event, change, circumstance, effect or other matter that has had or would reasonably be expected to have, with or without notice, lapse of time or both, (a) a material adverse effect on the business assets, properties, liabilities, condition (financial or otherwise), operating results or operations of the Company and its Subsidiaries, taken as a whole, or (b) the ability of Parent and the Seller to perform their respective obligations under this Agreement or to consummate the transactions contemplated by this Agreement; provided, that the impact of the following shall not be taken into account in determining whether there has been or would be a Material Adverse Effect: (a) changes in conditions in the industry in which the Company and its Subsidiaries operate; (b) changes in conditions in the United States or global economy, capital or financial markets generally, including, without limitation, changes in interest or exchange rates; (c) changes in legal, tax, accounting, regulatory, political or business conditions that, in each case, generally affect the industry in which the Company and its Subsidiaries participate; (d) acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country; (e) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or 7 other natural disasters, weather conditions and other force majeure events in the United States or any other country; (f) any failure, in and of itself, by the Company or its Subsidiaries to meet any forecast, projection or estimate (it being understood that any material adverse effect giving rise to such failure may be taken into account in determining whether there has been a Material Adverse Effect); (g) acts by Parent, Seller, the Company or its Subsidiaries carried out at the express written request of Purchaser; (h) the taking of any action expressly required by the terms of this Agreement; or (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement; except, with respect to clauses (a), (b), (c), (d), and (e), to the extent any such matter materially and disproportionately affects the Company and its Subsidiaries compared to other companies operating in the industries in which the Company and its Subsidiaries operate. “Material Contracts” has the meaning ascribed thereto in Section 4.09(b). “Membership Interest Assignment and Assumption Agreement” means the Membership Interest Assignment and Assumption Agreement, to be entered into as of the Closing Date, by and between Purchaser and Seller, substantially in the form attached hereto as Exhibit A. “Mutual Release” means the Mutual Release, to be entered into as of the Closing Date, by and between Seller and the Company, substantially in the form attached hereto as Exhibit B. “Order” means any judgment, award, decision, order, decree, writ, injunction, assessment, ruling, subpoena or verdict entered or issued by any Governmental Authority. “Owned Real Property” has the meaning ascribed thereto in Section 4.11(a). “Parent” has the meaning ascribed thereto in the Preamble. “Parent Confidential Information” has the meaning ascribed thereto in Section 6.13(b). “Per-Claim Basket” has the meaning ascribed thereto in Section 8.04(c). “Permit” means any permit, license, franchise, qualification, certification, accreditation, approval, certificate, consent, provider number or other registration, authorization or exemption by or of a Governmental Authority. “Permitted Liens” means (a) statutory mechanics’, carriers’, workmen’s, repairmen’s, vendors’, suppliers’, warehousemen’s or other like or statutory Liens arising or incurred in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate Proceedings; (b) Liens for Taxes, special assessments and other governmental or quasi-governmental charges that are not yet delinquent or that are being contested in good faith by appropriate Proceedings and for which adequate reserves have been made with respect thereto in accordance with GAAP; (c) with respect to Real Property, easements, covenants, conditions, restrictions, reservations, rights of way, encroachments and/or other similar matters or imperfections affecting or encumbering title to any Real Property; provided, that no such item described in this clause (c) individually or in the aggregate materially impairs the current use or occupancy of the Real Property subject thereto; (d) Liens incurred or deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, workers’ 8 compensation, unemployment insurance, old age pension programs mandated under applicable Laws or other social security regulations; (e) zoning, building and other land use entitlements, regulations or restrictions regulating the development, use or occupancy of Real Property; provided, that no such item described in this clause (e) materially impairs the current use or occupancy of the Real Property subject thereto; (f) the interests of, and Liens and encumbrances on the interests of, the lessors and sublessors of any Leased Real Property, and Liens and encumbrances on easements, licenses, rights of use, rights of access, rights of way and other non- fee estates, interests and/or rights in property arising from the provisions of such agreements or benefiting or created by any superior estate, right, or interest in such nonfee estates and (g) the Lien described on Section 1.01 of the Company Disclosure Schedule. “Person” means an individual, sole proprietorship, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, association or other organization, whether or not a legal entity or a Governmental Authority. “Pre-Closing Insurable Event” means any event or circumstance that occurred prior to the Closing and that was insurable under the Insurance Policies, but is not insured under the Insurance Policies because it was not properly reported to the applicable insurer prior to the Closing, and including without limitation, any and all related to general liability, workers compensation, property, umbrella liability and owned, hired, rented and/or other non-owned vehicles. “Post-Closing Tax Period” means any Tax period beginning after the Closing Date and that portion of any Straddle Period beginning after the Closing Date. “Pre-Closing Tax Period” means any Tax period ending on or prior to the Closing Date and that portion of any Straddle Period ending on (and including) the Closing Date. “Proceeding” means any lawsuit, litigation, arbitration, mediation, action or other proceeding by or before any Governmental Authority. “Proprietary Information” has the meaning ascribed thereto in Section 4.12(c). “Protected Health Information” has the meaning ascribed thereto by HIPAA and the implementing rules found in 45 CFR § 160.103. “Purchase Price” has the meaning ascribed thereto in Schedule 2.02. “Purchaser” has the meaning ascribed thereto in the Preamble. “Purchaser 401(k) Plan” has the meaning ascribed thereto in Section 6.05(a). “Purchaser Indemnified Party” has the meaning ascribed thereto in Section 8.02. “Real Property” means the Owned Real Property and the Leased Real Property. “Reference Date” has the meaning ascribed thereto in Section 4.08. 9

“Related Person” has the meaning ascribed thereto in Section 4.27. “Remedies Exception” means: (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other Laws of general application, heretofore or hereafter enacted or in effect, affecting the rights and remedies of creditors generally; and (b) general principles of equity, including good faith and fair dealing, regardless of whether in a proceeding at equity or at Law. “Representatives” means, with respect to a Person, the directors, officers, employees, agents, Affiliates and representatives of such Person. “Restricted Names” has the meaning ascribed thereto in Section 6.10. “Restricted Person” has the meaning ascribed thereto in Section 6.12(a). “Retention Bonus Agreements” means those retention bonus letter agreements, dated December 29, 2017, by and between Seller, Parent and each of the Retention Bonus Holders. “Retention Bonus Amounts” means the aggregate amounts payable to the Retention Bonus Holders under and pursuant to the Retention Bonus Agreements. “Retention Bonus Holders” has the meaning ascribed thereto in Section 6.05(c). “Section 336 Elections” has the meaning ascribed thereto in Section 6.04(e). “Section 336 Forms” means all returns, documents, statements, and other forms that are required to be submitted to any federal, state, local or foreign Tax Authority in connection with a Section 336 Election (including, without limitation, any “statement of section 336 election” and IRS Form 8023, together with any schedules or attachments thereto, that are required pursuant to Treasury Regulations under Code Section 336(e), as applicable). “Securities Act” means the Securities Act of 1933, as amended. “Seller” has the meaning ascribed thereto in the Preamble. “Seller 401(k) Plan” has the meaning ascribed thereto in Section 4.20(c). “Seller Group” has the meaning ascribed thereto in Section 9.15. “Seller Indemnified Party” has the meaning ascribed thereto in Section 8.03. “Seller’s Knowledge” means, when referring to the “knowledge” of Seller or the Company, or any similar phrase or qualification based on knowledge of Seller or the Company, the present, actual knowledge of any of Craig Bass, Allen Wolfenbarger and/or Bart Beattie, after reasonable inquiry of their direct reports. “Solvent” means, with respect to any Person, that: (a) the assets of such Person, at a present fair saleable valuation, exceeds the sum of its debts (including contingent and unliquidated debts); (b) the present fair saleable value of the assets of such Person exceeds the 10 amount that will be required to pay such Person’s probable Liability on its existing debts as they become absolute and matured; (c) such Person has adequate capital to carry on its business; and (d) such Person does not intend or believe it will incur debts beyond its ability to pay as such debts mature. In computing the amount of contingent or unliquidated Liabilities at any time, such Liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become actual or matured Liabilities. “Straddle Period” means any Tax period beginning on or prior to and ending after the Closing Date. “Subsidiary” means, with respect to any Person, as of the date of any determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than fifty percent (50%) of the voting shares or other similar interests or the sole general partner interest or managing member or similar interest. For purposes of this Agreement, “Subsidiary” shall include, Maple Star Colorado, College Community Services, a California nonprofit corporation, and Maple Star Oregon, Inc., an Oregon nonprofit corporation. “Substitute Performance Bonds” has the meaning ascribed thereto in Section 6.06. “Surviving Seller Representations” means, collectively, the Fundamental Seller Representations and the representations and warranties contained in Section 4.19 (Taxes). “Target Closing Cash” shall have the meaning specified in Schedule 2.02. “Tax” or “Taxes” means (a) any federal, state, local or foreign income, gross receipts, property, sales, use, license, franchise, employment, severance, stamp, occupation, windfall profits, environmental, customs duties, capital stock, profits, social security (or similar, including FICA), unemployment, sales, use, disability, real property, personal property, escheat, unclaimed property, registration, value added, estimated, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax of any kind or any fee or charge in the nature of (or similar to) taxes (including any of the foregoing), together with any interest or penalty or addition to tax, whether disputed or not and (b) any liability for the payment of any amounts of the type described in clause (a) as a result of being a member of an affiliated, consolidated, combined or unitary group, as a result of any tax sharing, tax allocation or tax indemnity agreement, arrangement or understanding, as a result of entity level taxes on entities which are disregarded entities or passthrough entities for federal income tax purposes or as a result of being liable for another Person’s taxes as a transferee or successor, by Contract or otherwise. “Tax Authority” shall mean any Governmental Authority, having or purporting to exercise jurisdiction with respect to any Tax. “Tax Matter” has the meaning ascribed thereto in Section 6.04(j). “Tax Purchase Price” has the meaning ascribed thereto in Section 6.04(d). “Tax Refunds” has the meaning ascribed thereto in Section 6.04(c). 11

“Tax Return” means any return, report, declaration, claim for refund, information return or other document relating to Taxes, including any related or supporting schedule, statement or information thereto, any attachment thereto, and including any amendment thereof. “Third Party Claim” has the meaning ascribed thereto in Section 8.04(b). “Transaction Documents” means the Membership Interest Assignment and Assumption Agreement, the Mutual Release, the Transition Services Agreement and each other document to be executed by the parties hereto at the Closing. “Transfer Taxes” has the meaning ascribed thereto in Section 6.03. “Transition Services Agreement” means that certain Transition Services Agreement, to be entered into as of the Closing Date, by and between Parent and Purchaser, substantially in the form attached hereto as Exhibit C. “Treasury Regulations” means the Treasury Regulations promulgated under the Code. “United States” means the United States of America. ARTICLE 2 PURCHASE AND SALE Section 2.01 Purchase and Sale of the Interests. Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller agrees to sell, convey, assign and transfer to Purchaser, and Purchaser agrees to purchase from Seller, all right, title and interest in and to the Interests, free and clear of all Liens (except for restrictions on transfer imposed by federal or state securities Laws). Section 2.02 Purchase Price. Upon the terms and subject to the conditions of this Agreement, in consideration of the sale, conveyance, assignment and transfer of all right, title and interest in and to the Interests to Purchaser pursuant to Section 2.01 and the rights and benefits conferred herein, at the Closing, (a) Purchaser will pay or cause to be paid to Seller the Purchase Price in immediately available funds, and (b) Seller shall leave an estimated amount of Closing Cash equal to the Target Closing Cash on the Adjusted Balance Sheet. Section 2.03 Cash Reconciliation. (a) Final Closing Cash. By no later than October 26, 2018, Purchaser shall deliver to Seller a statement (the “Final Closing Cash Statement”) of the amount of the Closing Cash (the “Final Closing Cash”). (b) Review by Seller; Dispute Resolution. (i) Seller will be afforded a period of ten (10) Business Days to review the Final Closing Cash Statement and the calculation of the Final Closing Cash during which period Seller and its advisors shall have reasonable access, during normal business hours, to the relevant personnel and books and records of the Company and its Subsidiaries 12 related to the Final Closing Cash Statement and calculation of the Final Closing Cash. At or before the end of such ten (10) Business Day period, Seller will either accept the Final Closing Cash Statement and the calculation of the Final Closing Cash (in which case the calculation of the Final Closing Cash delivered by Purchaser above will be final, conclusive and binding on the parties), or notify Purchaser in writing that Seller disputes the Final Closing Cash Statement and the calculation of the Final Closing Cash. Within a further period of another five (5) Business Days, the parties will attempt to resolve in good faith any disputed items. (ii) Failing such resolution, either Seller or Purchaser may refer the disputed items for resolution by the Dispute Accountant. The parties hereto shall direct the Dispute Accountant to deliver to Purchaser and Seller, within fifteen (15) days after reference of the matter, a written report setting forth its calculation of the Final Closing Cash, which shall be consistent with the terms of this Agreement and final, conclusive and binding upon the parties. The costs and expenses of the Dispute Accountant shall be allocated evenly between Purchaser and Seller. (c) Adjustment Payment. After the Final Closing Cash Statement and the calculation of the Final Closing Cash become final, conclusive and binding upon the parties as provided above, then, within five (5) Business Days: (i) If the Final Closing Cash is greater than the Target Closing Cash, then Purchaser will wire transfer to Seller the difference in immediately available funds. (ii) If the Final Closing Cash is less than the Target Closing Cash, then Seller will wire transfer to Purchaser the difference in immediately available funds. Section 2.04 Withholding. Purchaser or the Company, as applicable, shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any amounts payable pursuant to this Agreement such amounts as are required to be deducted and withheld under the Code or any other applicable Law with respect to the making of such payment; provided, however, that (a) before making any such deduction or withholding, Purchaser or the Company, as applicable, shall give Seller notice of the intention to make such deduction or withholding (such notice, which shall include the authority, basis and method of calculation for the proposed deduction or withholding, shall be given at least a commercially reasonable period of time before such deduction or withholding), (b) Purchaser or the Company, as applicable, shall cooperate with Seller to the extent reasonable in efforts to obtain reduction of or relief from such deduction or withholding and (c) Purchaser or the Company, as applicable, shall timely remit to the appropriate Tax Authority any and all amounts so deducted or withheld and timely file all Tax Returns and provide to Seller such information statements and other documents required to be filed or provided under applicable Tax law. To the extent that amounts are so withheld and paid over or deposited with the relevant Tax Authority by Purchaser or the Company in accordance with the foregoing, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made. Notwithstanding the foregoing, no deduction or withholding under the Code shall be made from the consideration otherwise payable to Seller pursuant to this Agreement if Seller provides to 13

Purchaser at the Closing a complete IRS Form W-9 and a statement made in accordance with Treasury Regulations Section 1.1445-2(b). Section 2.05 Adjusted Balance Sheet. Attached as Exhibit D is an unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2018, as adjusted to give effect to (a) the distribution of Cash by the Company to Seller at or on the day prior to the Closing, and (b) the settlement or cancellation of Intercompany Accounts, deferred tax liabilities and deferred tax assets at Closing (the “Adjusted Balance Sheet”). ARTICLE 3 CLOSING Section 3.01 Closing. Upon the terms and subject to the satisfaction or waiver of the conditions contained in this Agreement, the closing of the transactions contemplated hereby (the “Closing”) shall be effected (a) by electronic mail and overnight courier service, or by physical exchange of documentation at the offices of Latham & Watkins LLP, located at 355 South Grand Avenue, Suite 100, Los Angeles, CA 90071, on October 19, 2018, or (b) at such other time and place as the parties hereto shall mutually agree. The date on which the Closing occurs is referred to as the “Closing Date”. Section 3.02 Delivery and Actions by Seller at Closing. At or prior to the Closing, Seller shall deliver, or shall cause to be delivered, to Purchaser: (a) a certificate in form and substance reasonably satisfactory to Purchaser, dated as of the Closing Date and duly executed and delivered by Seller, certifying as to Seller’s, Parent’s and the Company’s satisfaction of the conditions set forth in Sections 3.05(a) and 3.05(b). (b) a completed IRS Form W-9 for Parent duly executed by Parent and accompanied by an affidavit dated as of the Closing Date from Parent, sworn under penalty of perjury and in form and substance required under the Treasury Regulations issued pursuant to Section 1445 of the Code stating that Parent is not a “foreign person” as defined in Section 1445 of the Code; (c) written resignations in form and substance reasonably acceptable to Purchaser effective as of the Closing from each director of the Company and each of its Subsidiaries in their capacity as such; (d) an executed signature page of Seller or its Affiliates, as the case may be, of each Transaction Document to which Seller or such Affiliates, as the case may be, is a party; and (e) a certificate, dated as of the Closing Date, signed by the Secretary or other authorized officer of Seller, attesting and certifying to the completion of all necessary limited liability company action by Seller to execute and deliver this Agreement and the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, and including copies of all resolutions required in connection with this Agreement and the Transaction Documents. Section 3.03 Delivery and Actions by Purchaser at Closing. At or prior to the Closing, Purchaser shall deliver, or shall cause to be delivered, to Seller: 14

(a) an executed signature page of Purchaser or its Affiliates, as the case may be, of each Transaction Document to which Purchaser or such Affiliates, as the case may be, is a party; (b) the Purchase Price in accordance with Section 2.02; and (c) a certificate, dated as of the Closing Date, signed by the Secretary or other authorized officer of Purchaser, attesting to the completion of all necessary limited liability company action by Purchaser to execute and deliver this Agreement and the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, and including all limited liability company resolutions required in connection with this Agreement and the Transaction Documents. Section 3.04 Conditions to Obligations of Seller. The obligations of Seller under this Agreement to sell the Interests and to consummate the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing, of the following conditions, unless waived (to the extent such conditions can be waived) in writing by Seller: (a) Accuracy of Representations and Warranties. Each of (i) the representations and warranties of Purchaser contained in Article 5 (other than the Fundamental Purchaser Representations) shall be true and correct in all material respects (without giving effect to any limitation as to materiality or material adverse effect set forth therein) on and as of the date of this Agreement and as of the Closing, as though made at and as of Closing (other than such representations and warranties expressly made as of an earlier date, which representations and warranties shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in aggregate with other such failures, has had or would reasonably be expected to have a material adverse effect on Purchaser’s ability to consummate the transactions contemplated hereby and (ii) the Fundamental Purchaser Representations shall be true and correct in all material respects on and as of the date of this Agreement and as of the Closing, as though made at and as of Closing. (b) Performance of Obligations. Purchaser shall have performed or complied in all material respects with all agreements, obligations and covenants required to be performed by it under this Agreement on or as of the Closing Date. (c) No Restraint. No provisions of any applicable Law or Order shall be in effect, and no Proceeding shall be pending or overtly threatened by or before any Governmental Authority, that would reasonably be expected to enjoin, prevent, restrain or delay consummation of any of the transactions contemplated hereby or by the Transaction Documents, declare unlawful any of the transactions contemplated hereby or by the Transaction Documents or cause any of the transactions contemplated hereby or by the Transaction Documents to be rescinded following consummation. (d) Deliveries. Purchaser shall have delivered, or caused to be delivered, to Seller the funds, documents, certificates and other instruments required under Section 3.03. Section 3.05 Conditions to Obligations of Purchaser. The obligations of Purchaser under this Agreement to purchase the Interests and to consummate the transactions contemplated 15 hereby are subject to the satisfaction, on or prior to the Closing, of the following conditions, unless waived (to the extent such conditions can be waived) in writing by Purchaser: (a) Accuracy of Representations and Warranties. Each of (i) the representations and warranties of Seller contained in Article 4 (other than the Fundamental Seller Representations) shall be true and correct in all respects (without giving effect to any limitation as to materiality or Material Adverse Effect set forth therein) on and as of the date of this Agreement and as of the Closing, as though made at and as of Closing (other than such representations and warranties expressly made as of an earlier date, which representations and warranties shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate with any other such failures, have not had, and would not reasonably be expected to have, a Material Adverse Effect, and (ii) the Fundamental Seller Representations shall be true and correct in all material respects on and as of the date of this Agreement and as of the Closing, as though made at and as of Closing. (b) Performance of Obligations. Each of Seller, Parent and the Company shall have performed or complied in all material respects with all agreements, obligations and covenants required to be performed by it under this Agreement on or as of the Closing Date. (c) No Material Adverse Effect. From the date of this Agreement through the Closing Date, no event, occurrence, change, development, effect, condition, state of facts or circumstance shall have occurred or arisen that, individually or in combination with any other event, occurrence, change, development, effect, condition, state of facts or circumstance, has had or would reasonably be expected to have a Material Adverse Effect. (d) No Restraint. No provisions of any applicable Law or Order shall be in effect, and no Proceeding shall be pending or overtly threatened by or before any Governmental Authority, that would reasonably be expected to enjoin, prevent, restrain or delay consummation of any of the transactions contemplated hereby or by the Transaction Documents, declare unlawful any of the transactions contemplated hereby or by the Transaction Documents or cause any of the transactions contemplated hereby or by the Transaction Documents to be rescinded following consummation. (e) Deliveries. Seller shall have delivered, or caused to be delivered, to Purchaser the documents, certificates and other instruments required under Section 3.02. ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLER Subject to the qualifications set forth in the applicable sections or subsections of the Company Disclosure Schedule (it being understood and agreed that the disclosure of any item in the Company Disclosure Schedule shall be deemed to have been disclosed with respect to other representations or warranties in this Article 4 if the relevance of such disclosure to such other representations or warranties in this Article 4 is readily apparent on its face), Seller hereby represents and warrants to Purchaser as of the date hereof and as of the Closing as follows: 16

Section 4.01 Organization and Good Standing. Seller is a limited liability company, duly formed, validly existing and in good standing under the Laws of the State of Delaware. Each of the Company and its Subsidiaries is a corporation or limited liability company, duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, which jurisdiction is listed on Section 4.01 of the Company Disclosure Schedule, and has the requisite corporate or limited liability company power and authority to carry on its business as presently conducted and to own, lease and operate its properties. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction listed on Section 4.01 of the Company Disclosure Schedule, which are all of the jurisdictions in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification and good standing necessary, except where the failure to be so qualified and in good standing has not had a Material Adverse Effect. The Company has made available to Purchaser correct and complete copies of the Governing Documents of the Company and each of its Subsidiaries. Section 4.01 of the Company Disclosure Schedule sets forth a true, complete and accurate list of all of the Company’s Subsidiaries. Section 4.02 Authority. Each of Seller and the Company has the requisite limited liability company power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller and the Company of this Agreement and the Transaction Documents to which it is party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company action on the part of Seller and the Company. Each of this Agreement and the Transaction Documents to which Seller or the Company is a party has been, or will be as of the Closing, duly executed and delivered by Seller or the Company, as applicable, and, assuming the due authorization, execution and delivery by the other parties hereto or thereto, constitutes or will constitute a legal, valid and binding obligation of Seller or the Company, as applicable, enforceable against Seller or the Company, as applicable, in accordance with its terms, subject to the Remedies Exception. Section 4.03 No Conflicts. Assuming the consents, approvals, Orders and authorizations of, and registrations, declarations and filings with, and notices to, the Governmental Authorities and other Persons referenced on Section 4.04 of the Company Disclosure Schedule are obtained, given, and made at the time required under applicable Law or applicable Material Contract, neither the execution or delivery of this Agreement nor any Transaction Document by Seller or the Company, nor the consummation by Seller or the Company of the transactions contemplated hereby and thereby will: (a) conflict with, contravene or constitute a violation of (whether after the giving of notice, lapse of time or both) the Governing Documents of Seller, the Company or any of its Subsidiaries; (b) contravene, conflict with or constitute a material violation or breach of the terms or conditions of, or constitute (whether after the giving of notice, lapse of time or both) a material default under, any Material Contract; (c) contravene, conflict with or constitute a violation of (whether after the giving of notice, lapse of time or both) any Law or Order to which Seller, the Company or its Subsidiaries are subject in any material respect; or (d) result in the creation or imposition of any Lien (other than a Permitted Lien) upon any Interests or any Assets. 17

Section 4.04 Consents. No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Authority or any other Person or under any Material Contract is required to be obtained or made by Seller, the Company or any of its Subsidiaries in connection with the authorization, execution, delivery and performance of this Agreement or any Transaction Document to which it is a party, as applicable, or in connection with the consummation of the transactions contemplated hereby and thereby, other than as set forth on Section 4.04 of the Company Disclosure Schedule. Section 4.05 Title to Interests. Seller is the sole record and beneficial owner of the Interests free and clear of all Liens other than restrictions on transfer arising under applicable federal and state securities Laws. Section 4.06 Capitalization. (a) Section 4.06(a)(i) of the Company Disclosure Schedule sets forth (i) the number of authorized Equity Securities of the Company and each of its Subsidiaries, and (ii) a complete and correct list of the issued and outstanding Equity Securities of the Company and each of its Subsidiaries, including the name of the record and beneficial owner thereof and the number of Equity Securities held thereby. Except as set forth on Section 4.06(a)(i) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns or otherwise holds, directly or indirectly, any Equity Securities in any Person. All of the outstanding Equity Securities of each of the Company’s Subsidiaries are owned by the Company or another Subsidiary free and clear of all Liens (other than Liens arising under applicable securities Laws that are released no later than the Closing). (b) All of the Equity Securities of the Company and each of its Subsidiaries have been duly authorized and validly issued, and are fully paid and non-assessable. All of the Interests are owned beneficially and of record by Seller and all of the Equity Securities of each Subsidiary of the Company are directly or indirectly owned beneficially and of record by the Company. There are no outstanding (i) Equity Securities or other securities of the Company or any of its Subsidiaries directly or indirectly convertible into or exchangeable for Equity Securities of the Company or any of its Subsidiaries; (ii) options, warrants, calls, subscriptions or other rights to directly or indirectly acquire from the Company or any of its Subsidiaries or other obligations of the Company or any of its Subsidiaries to issue, any Equity Securities of the Company or any of its Subsidiaries; or (iii) agreements to which Parent or any of its Subsidiaries (including the Company or any of its Subsidiaries) is a party containing profit participation or phantom equity features with respect to the Company or any of its Subsidiaries. There are no outstanding obligations (contingent or otherwise) of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire or retire any of its Equity Securities or any warrants or option or other rights to acquire any Equity Securities of the Company or any of its Subsidiaries. There are no statutory or contractual equityholder preemptive or similar rights, rights of first refusal or registration rights with respect to the Equity Securities of the Company or any of its Subsidiaries. There are no agreements, commitments or understandings with respect to the voting or transfer of the Equity Securities or other securities of the Company or any of its Subsidiaries. 18

(c) Neither the Company nor any of its Subsidiaries has violated any applicable federal or state securities Laws or any preemptive or similar rights created by statute, organizational document or agreement in connection with the offer, sale or issuance of any of the Equity Securities of the Company or any of its Subsidiaries. There is no Liability for, or obligation with respect to, the payment of dividends, distributions or similar participation interests declared or accumulated but unpaid with respect to any Equity Securities of the Company or any of its Subsidiaries, and there are no restrictions of any kind which prevent the payment of the foregoing by the Company or any of its Subsidiaries. Section 4.07 Financial Statements. (a) Annexed to Section 4.07(a)(i) of the Company Disclosure Schedule are true, correct and complete copies of (i) the unaudited consolidated balance sheets of the Company and its Subsidiaries, as of December 31, 2017 and 2016 and the related unaudited consolidated statements of income for the years then ended and (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries, as of September 30, 2018 (the “Balance Sheet”) and the related unaudited consolidated statement of income for the nine (9) months then ended (collectively, the “Financial Statements”). Except as set forth therein and except as set forth on Section 4.07(a) of the Company Disclosure Schedule, the Financial Statements (x) have been prepared in accordance with the accounting principles set forth on Schedule 4.07(a) (the “Company Accounting Principles”) and consistent with past practices, except that the interim Financial Statements described in clause (ii) immediately above are subject to the absence of footnotes and to normal year-end adjustments (which will not be material individually or in the aggregate), (y) fairly present, in all material respects, the consolidated financial position and results of operations of the Company and its Subsidiaries in accordance with the Company Accounting Principles at the respective dates set forth therein and for the respective periods covered thereby, and (z) are consistent with the books and records of the Company and its Subsidiaries. Since December 31, 2017, there has been no change in any accounting principles, policies, methods or practices of the Company and its Subsidiaries except as set forth on Section 4.07(a)(ii) of the Company Disclosure Schedule. (b) Neither the Company nor any of its Subsidiaries has any Liabilities required to be accrued on a balance sheet in accordance with GAAP, except (i) as and to the extent specifically accrued for or reserved against in the Balance Sheet, (ii) Liabilities which have arisen after the date of the Balance Sheet in the ordinary course of business consistent with past practice (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Law), (iii) executory obligations under Contracts (other than Liabilities relating to any breach, or any fact or circumstance that, with notice, lapse of time or both, would result in a breach, thereof by the Company or any of its Subsidiaries), (iv) Liabilities that would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole and (v) Liabilities specifically set forth on Section 4.07(b) of the Company Disclosure Schedule. (c) Neither the Company nor any of its Subsidiaries is responsible for any of the obligations or Liabilities of Maple Star Colorado that are specified in detail on Section 4.07(c) of the Company Disclosure Schedule. 19

Section 4.08 Absence of Certain Developments. Except as set forth on Section 4.08 of the Company Disclosure Schedule, since December 31, 2017 (the “Reference Date”) through the date of this Agreement, (a) the Company and its Subsidiaries have conducted their business in all material respects in the ordinary course of business consistent with past practice, (b) there has not been a Material Adverse Effect, and (c) none of Parent, Seller, the Company nor any of the Company’s Subsidiaries has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 6.15. Section 4.09 Material Contracts. (a) Section 4.09(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true, complete and accurate list (by reference to the applicable subsection hereof) of the following types of undischarged Contracts to which the Company or any of its Subsidiaries are bound or are a party (excluding any Employee Benefit Plan): (i) indentures, credit agreements, security agreements, mortgages, guarantees, promissory notes and Contracts relating to or evidencing Indebtedness of the Company or any of its Subsidiaries; (ii) each Contract that contains a covenant not to compete or a material exclusivity requirement or otherwise prohibits the Company or its Subsidiaries or any of their respective present or future Affiliates from competing with or engaging in any business activity anywhere in the world or soliciting for employment, hiring or employing any Person in any geographic location; (iii) all partnership agreements, limited liability company agreements, joint venture agreements or similar Contracts; (iv) each Contract relating to the acquisition or sale of a business (or all or substantially all of the assets thereof) by the Company or any of its Subsidiaries; (v) each Contract involving the settlement of any Proceeding or threatened Proceeding involving payments by the Company or any of its Subsidiaries in excess of Three Hundred Thousand Dollars ($300,000); (vi) except for indemnity Contracts (or other similar contracts) relating to the Existing Performance Bonds, any Contract the primary purpose of which is to provide for the indemnification of a third party by any of the Company and its Subsidiaries; (vii) each Contract that contains a most favored nation or similar provision in favor of any counterparty or that obliges the Company to purchase or otherwise obtain any product or service exclusively from a single party; (viii) each Contract involving or expected to involve payments of more than Three Hundred Thousand Dollars ($300,000), in the aggregate, in any calendar year to or by the Company or any of its Subsidiaries; and 20

(ix) each Contract not required to be disclosed pursuant to any of the other subsections of this Section 4.09(a) that provided for revenue (on a consolidated basis) to the Company and its Subsidiaries in excess of Three Hundred Thousand Dollars ($300,000) for the twelve (12) month period ended on the date hereof. (b) Each Contract listed or required to be listed on Section 4.09(a) of the Company Disclosure Schedule (collectively, the “Material Contracts”) is, in all material respects, in full force and effect, is valid, binding and enforceable in accordance with its terms, subject in each case to the Remedies Exception and any termination of such Material Contracts expressly provided under this Agreement or the Transaction Documents. Neither the Company or its Subsidiaries nor, to Seller’s Knowledge, any other party to any Material Contract has materially violated or breached, or committed any material default under, nor, to Seller’s Knowledge, has any event occurred within the last three (3) years which with the giving of notice or the passage of time or both would constitute a material breach or default by the Company or any of its Subsidiaries or any other party under any Material Contract. True, complete and accurate copies of the Material Contracts, together with all modifications and amendments thereto, previously have been delivered or made available to Purchaser, or, to the extent any of such Material Contracts are oral, Section 4.09(a) of the Company Disclosure Schedule contains a description of the material terms thereof. Neither Seller, the Company nor any of its Subsidiaries has, in the last three (3) years, received any written notice regarding any material violation or breach of, or material default under, any such Material Contract. Section 4.10 Title to Assets; No Liens. (a) Except as set forth on Section 4.10(a) of the Company Disclosure Schedule, each of the Company and its Subsidiaries has good and marketable title to, or a valid leasehold interest in or the right to use, all of the tangible assets and property used or held in and necessary for the conduct of the Business, as presently conducted (collectively, the “Assets”), free and clear of all Liens (except Permitted Liens). The Assets, together with the services to be provided pursuant to the Transition Services Agreement, the insurance policies of Parent or its Subsidiaries, the two (2) servers to be delivered by Seller to Purchaser pursuant to Section 6.10, the “Pathways” name and logo and the name “Pathways by Molina”, are all of the assets and property that are necessary to enable the Business of the Company and its Subsidiaries to be conducted immediately after the Closing in the same manner as the Business of the Company and its Subsidiaries have been conducted since the Reference Date and in accordance with the terms of their Contracts. (b) All material items of tangible personal property owned or leased by the Company or any its Subsidiaries are in good operating condition and repair, ordinary wear and tear excepted, and are suitable for the purposes for which they are presently being used. Section 4.11 Real Property. (a) Section 4.11(a)(i) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a complete list of the addresses of all real property owned in fee by the Company or any of its Subsidiaries as of the date of this Agreement (the “Owned Real Property”). With respect to each Owned Real Property: (i) either the Company or one (1) of its 21

Subsidiaries has good and insurable title in fee simple to each parcel of Owned Real Property, free and clear of all Liens except for Permitted Liens; (ii) there are no outstanding options, rights of first offer or rights of first refusal to purchase the Owned Real Property or any portion thereof or interest therein; and (iii) except as set forth on Section 4.11(f) of the Company Disclosure Schedule, no Person other than the Company or its Subsidiaries, as applicable, has any right to use, occupy or lease any of the Owned Real Property (other than any right pursuant to a Permitted Lien). Seller has made available to Purchaser copies of all material reports, surveys, plans, books, and records relating to the business of owning, operating, maintaining and/or managing the Owned Real Property, including, but not limited to, all accounting, financial, tax, sales, maintenance and similar records, each of which pertain to Owned Real Property, in each case to the extent in Seller’s and/or its Affiliates’ possession or control (the “Real Property Documents”). The Real Property Documents constitute all material documents which are in Seller’s and its Affiliates’ possession or control. For purposes of the preceding representation, “material documents” means one (1) or more documents which would put a reasonable person on notice that a material defective condition, violation of or termination of an easement or other material adverse impact on appurtenant rights, land use change, claim or potential claim, or other material problem with the ownership, use, operation or management of the Owned Real Property exists or is threatened and such material problem is reasonably estimated to cost One Hundred Thousand Dollars ($100,000.00) or more to repair or remediate or correct. (b) Section 4.11(b) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a complete list of all leases of real property (such real property, the “Leased Real Property”) to which the Company or any of its Subsidiaries is currently a party as a tenant or occupant (together with all amendments, extensions, and renewals with respect thereto, each a “Lease”). A true, correct and complete copy of each such written Lease (including all amendments and other modifications), as in the Company’s possession, has been made available to Purchaser prior to the date hereof. With respect to each Leased Real Property, the Company’s or its applicable Subsidiary’s possession and quiet enjoyment under the applicable Lease has not been disturbed. (c) The Real Property comprises all of the real property that is used by the Company or its Subsidiaries in the Business. No condemnation Proceeding or similar Proceeding is pending or, to Seller’s Knowledge, threatened in writing with respect to any part or interest in any Owned Real Property or, to Seller’s Knowledge, Leased Real Property. Except as set forth on Section 4.11(c) of the Company Disclosure Schedule, to Seller’s Knowledge, all of the Real Property is in good operating condition and repair, subject only to ordinary wear and tear, and is sufficient for the operation of the Business as currently conducted. To Seller’s Knowledge, there are no facts or conditions affecting the Real Property that would reasonably be expected to materially interfere with the current use and occupancy of such Real Property or the operation of the Business as currently conducted. To Seller’s Knowledge, there are no material violations of any Laws, Permits or certificates of occupancy affecting any of the Real Property. During the last three (3) years, neither the Company nor any of its Subsidiaries has received any notice from any insurance company or board of fire underwriters of any defects or inadequacies that would reasonably be expected to materially adversely affect the insurability of any Real Property or requesting the performance of any material work or alteration with respect to any Real Property. To Seller’s Knowledge, no event has occurred that would reasonably be expected to result in the termination or material impairment of presently available access from adjoining public or private 22 streets or ways or in the discontinuation of presently available sewer, water, electric, gas, telephone or other utilities or services for any Real Property. The Company and/or the Subsidiaries have all certificates of occupancy, licenses, and Permits as necessary for the lawful operation of the Real Property in the manner as currently operated. (d) Each Lease is legal, valid and binding on the Company or its applicable Subsidiary and, to Seller’s Knowledge, on the other parties thereto, and, to Seller’s Knowledge, is in full force and effect, in accordance with its terms (subject to the Remedies Exception). The Leased Real Property is (i) used in a manner which is consistent and permitted by applicable zoning ordinances and other applicable Laws or regulations, (ii) is served by all water, sewer, electrical, telephone, drainage and other utilities required for normal operations of the business of the Company and its Subsidiaries, and (iii) is equipped with building systems which are adequate for the conduct of the business of the Company and its Subsidiaries as it presently is or has been conducted. During the last three (3) years, neither the Company nor any of its Affiliates has received written notice of any uncured violation of any Laws affecting any of the Leased Real Property, including any zoning regulation or ordinance (with respect to parking), building, fire, health or other Law. During the last three (3) years, neither the Company nor any of its Affiliates has received any written notice of any uncured violation of any declarations, restrictive covenants, or easements with respect to any Leased Real Property. (e) The Company or its applicable Subsidiary has paid all rent and other amounts heretofore due and payable under each Lease (including any utility charges, common area maintenance charges, real property taxes or assessments payable by the Company or such Subsidiary under each Lease). (f) Except as otherwise set forth in Section 4.11(f) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has leased, subleased, licensed or otherwise granted any Person the right to use or occupy the Real Property or any portion thereof. (g) To Seller’s Knowledge, no party is in breach or default under any Lease in any material respect and no event has occurred which, with notice or lapse of time, would constitute a breach or default under any Lease in any material respect. Section 4.12 Intellectual Property. (a) Section 4.12(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true, complete and accurate list of the (i) patents and patent applications; (ii) trademark and service mark registrations and applications for registration thereof; (iii) copyright registrations and applications for registration thereof; and (iv) internet domain name registrations, in each case that are owned by the Company or any of its Subsidiaries, including for each item listed, as applicable, the owner, the jurisdiction, the application/serial number, the patent/registration number, the filing date, and the issuance/registration date. All such registrations and applications are valid and in full force and effect and the Company and its Subsidiaries have taken all reasonable actions required to maintain their validity and effectiveness. 23

(b) Except as set forth on Section 4.12(b) of the Company Disclosure Schedule, (i) there are no written and outstanding claims or allegations of infringement or unauthorized use of any third party Intellectual Property or technology that has been sent to the Company or any of its Subsidiaries, (ii) there have been no written and outstanding claims made against the Company or any of its Subsidiaries asserting the invalidity, misuse or unenforceability of any of the Intellectual Property owned by the Company or any of its Subsidiaries, (iii) during the three (3) years preceding the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notices of any infringement or misappropriation by, or conflict with, any third party with respect to any Intellectual Property (including any demand or request in writing that the Company or any of its Subsidiaries license any Intellectual Property rights from a third party in order to avoid infringement or misappropriation), (iv) during the three (3) years preceding the date of this Agreement, to Seller’s Knowledge, the conduct of the Company’s Business and that of its Subsidiaries have not materially infringed, misappropriated or conflicted with and does not materially infringe, misappropriate or conflict with any Intellectual Property rights of other Persons, (v) to Seller’s Knowledge, the Company and all of its Subsidiaries has the right to use and license the Intellectual Property material to their Business, and (vi) to Seller’s Knowledge, no third party is currently infringing, misappropriating, diluting or otherwise violating any Intellectual Property owned by the Company or any of its Subsidiaries that is material to the Business. To Seller’s Knowledge, the transactions contemplated by this Agreement will not have an adverse effect on the Company’s or any of its Subsidiaries right, title or interest in and to the Intellectual Property listed on Section 4.12(a) of the Company Disclosure Schedule and all of such Intellectual Property shall be owned or available for use by the Company and its Subsidiaries on identical terms and conditions immediately after the Closing. (c) The Company and its Subsidiaries have taken all industry standard and commercially reasonable security measures (i) to safeguard and maintain the secrecy and confidentiality of the Intellectual Property owned by the Company and/or its Subsidiaries that comprises trade secrets or other confidential information that is material to the Business (“Proprietary Information”) and, to Seller’s Knowledge, there has not been any release, publication, disclosure or other dissemination of such Proprietary Information except as permitted under agreements between the Company (or any of its Subsidiaries) or third parties that contain confidentiality or non-disclosure provisions with respect to such Proprietary Information. Section 4.13 Litigation. Except as set forth on Section 4.13 of the Company Disclosure Schedule, there is no material Proceeding pending, or to Seller’s Knowledge, threatened against the Company or any of its Subsidiaries. Except as set forth on Section 4.13 of the Company Disclosure Schedule, there are no material Proceedings pending or threatened by the Company or any of its Subsidiaries that would reasonably be expected to result in a material Liability or obligation of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries, nor any of their businesses or assets, is subject to any outstanding Order. Section 4.14 Compliance with Laws. (a) The Company and each of its Subsidiaries are, and have been during the last three (3) years, in compliance in all material respects with all Laws related to the conduct, ownership, use, occupancy or operation of its Business and the Assets. 24

(b) Except as set forth on Section 4.14(b)(i) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any written notice or other communication from a Governmental Authority during the last three (3) years or, to Seller’s Knowledge, been subject to any audit or investigation by a Governmental Authority which alleges or asserts that the Company or any such Subsidiary has violated any Laws in any material respect. There is no material audit, claim, action, suit, investigation or administrative or other legal Proceeding pending or, to Seller’s Knowledge, threatened against the Company or any of its Subsidiaries relating to the Company’s or such Subsidiary’s participation in any Government Program or private third party payment program. Except as forth on Section 4.14(b)(ii) of the Company Disclosure Schedule, during the last three (3) years, no single Government Program or single private third party payment program has requested or, to Seller’s Knowledge, threatened any recoupment, refund or set-off from the Company or any of its Subsidiaries in excess of One Hundred Thousand Dollars ($100,000) in the aggregate other than in the ordinary course of business. Section 4.15 Healthcare Matters. (a) The Company and its Subsidiaries are, and have been during the last three (3) years, in compliance in all material respects with all Healthcare Laws. During the last three (3) years, neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority regarding any actual or alleged violation in any material respect of, or failure to be in compliance in any material respect with, any Healthcare Laws. (b) (i) The Company and each of its Subsidiaries possesses all material Permits required by applicable Healthcare Laws necessary for the operation of the Business; (ii) the Company and each of its Subsidiaries has been, during the last three (3) years, in compliance in all material respects with such Permits, and all of such Permits are valid and in full force and effect; (iii) there is no action or investigation by or before any Governmental Authority pending or, to Seller’s Knowledge, threatened against the Company or any of its Subsidiaries to revoke, suspend, or otherwise materially restrict any such Permit; (iv) neither the Company nor any of its Subsidiaries has received, during the last three (3) years, any written notice from any Governmental Authority regarding any actual or alleged material violation of, or failure to be in compliance in all material respects with, any such Permit or any revocation, withdrawal, suspension, cancellation or termination of any such Permit; and (v) the Company and each of its Subsidiaries has filed all material reports (or corrected in or supplemented such reports by a subsequent filing) and maintained and retained all records required by applicable Healthcare Laws pertaining to all of its respective material Permits. The Permits are renewable by their terms or in the ordinary course of business consistent with past practice, without the need to comply with any special qualification procedures or to pay any material fines or penalties other than routine filing fees. (c) None of the Company, any of the Company’s Subsidiaries, or any of their respective directors, officers or managing employees has been during the last three (3) years or is currently suspended, excluded or debarred from contracting with any Governmental Authority or from participating in any Federal Health Care Program (as defined in 42 USC § 1320a-7b(f)) or, to Seller’s Knowledge, is subject to an investigation or Proceeding by any Governmental Authority that has resulted in or would reasonably be expected to result in such suspension, 25 exclusion, or debarment; nor has the Company or any of its Subsidiaries or, to Seller’s Knowledge, any of their respective directors, officers or managing employees, received written notice of any impending or potential exclusion or listing. Neither the Company nor any of its Subsidiaries has been, during the last three (3) years, subject to sanction pursuant to 15 U.S.C. § 41 et seq. or 42 U.S.C. § 1320a-7a or 1320a-8, or been charged with or convicted of a crime described at 42 U.S.C. § 1320a-7b, and no such sanction or Proceeding is pending or, to Seller’s Knowledge, threatened. (d) To Seller’s Knowledge, none of the Company’s or any of its Subsidiaries’ respective professionals and personnel have, during the last three (3) years: (i) been excluded, suspended, debarred, or terminated from participation in any Government Program or prohibited from contracting with the federal government, (ii) been included on any federal or state exclusion list, including the Office of Inspector General’s List of Excluded Individuals (LEIE), the System Award Management (SAM) excluded parties list, and any state Medicaid exclusion list, (iii) had a professional license or certification, Drug Enforcement Administration registration (as applicable), Government Program provider status, suspended, terminated, restricted or revoked, or (iv) had staff privileges at any health care facility suspended, restricted, terminated, or revoked for a reason relating to patient care. (e) The Company has conducted all billing and collection practices in material compliance with all Healthcare Laws and the conditions for participation, contracts, rules, regulations, and requirements of all Government Programs in all material respects. (f) There is no material Proceeding, investigation or survey pending or, to Seller’s Knowledge, threatened by any third-party payor programs with respect to any program conducted by the Company or its Subsidiaries. Section 4.16 HIPAA Matters. (a) Each business, entity or component of any entity owned or controlled by the Company or any of its Subsidiaries that is a health plan, healthcare clearinghouse or healthcare provider, as such terms are defined in the Federal Privacy Regulations (collectively, the “Covered Entities”) or is a Business Associate (as such term is defined in the Federal Privacy Regulations), is, and during the last three (3) years has been, in compliance in all material respects with the administrative simplification section of HIPAA, the Federal Privacy Regulations, the Federal Security Regulations, the Breach Notification Rule, the Federal Electronic Transaction Regulations, or applicable state privacy laws. Without limiting the generality of the foregoing, each of the Company and its Subsidiaries is, and during the last three (3) years has been, in compliance in all material respects with 45 C.F.R. § 164.308(a)(1)(ii)(A). (b) Except to the extent listed on Section 4.16(b)of the Company Disclosure Schedule, neither Company nor any of its Subsidiaries has received during the last three (3) years any written notice or communication alleging any non-compliance, unauthorized use or disclosure, successful security incident or breach of Protected Health Information under HIPAA or any state law and has not notified any person or any Governmental Authority with respect to such incident or breach. The Company has not previously been and is not currently subject to 26 any audit, inquiry, proceeding, investigation or enforcement action by any Governmental Authority related to Protected Health Information. (c) To Seller’s Knowledge, there has been no material breach by a Business Associate of any Business Associate Agreement or any violation by a Business Associate of HIPAA, the Federal Transaction Regulations, the Federal Privacy Regulations, the Federal Security Regulations, or corresponding state Laws. (d) Except as set forth on Section 4.16(d) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has experienced a Breach of Unsecured Protected Health Information as defined by HIPAA, for which Breach notification was required under HIPPA. Section 4.17 Permits. The Company and its Subsidiaries hold and have at all times during the last three (3) years held, and are operating and have at all times during the last three (3) years been operating in compliance in all material respects with, all Permits necessary for the conduct, ownership, use, occupancy or operation of their Business and/or the Assets, including all Permits required pursuant to the Material Contracts. Section 4.17 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a correct and complete list of all such material Permits of the Company and its Subsidiaries and complete and correct copies thereof have been made available to Purchaser. Such material Permits are in full force and effect and have not been revoked, suspended, canceled or terminated. Section 4.18 Environmental Matters. Each of the Company and its Subsidiaries have at all times been in material compliance with all applicable Environmental Law. Neither the Company nor any of its Subsidiaries has received, during the last three (3) years, any written notice of any material violation of, or material Liability under, any Environmental Laws. The Company and its Subsidiaries have all material Permits which are required to be held by them under applicable Environmental Laws for the operation of the Business and has made available to Purchaser true and complete copies of all such Permits. To Seller’s Knowledge, there are no material Proceedings or investigations by any Governmental Authority pending or threatened against or affecting the Company or its Subsidiaries related to Environmental Laws. Neither the Company nor any of its Subsidiaries has treated, stored, disposed of, arranged for the disposal of, transported, handled, or released any Hazardous Materials in violation of or in a manner which would reasonably be expected to form the basis of material Liability under any applicable Environmental Laws. To Seller’s Knowledge, other than as could not reasonably be expected to result in a material Liability of the Company or its Subsidiaries, there has been no release, spill, emission, dumping, injection, pouring, deposit, disposal, discharge, dispersal or leaching into or through the environment or within any building, structure, facility or fixture, of any Hazardous Materials, at, on or under the Owned Real Property or any other property currently or previously owned, leased or operated by the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries has entered into any consent decree or agreement or is subject to any Order imposing any material Liability or material requirement under any applicable Environmental Law. All environmental assessments, studies or compliance audits which contain material information relating to the Company or its Subsidiaries including, without limitation, with respect to its or their current or former operations, the Owned Real Property or any other property currently or previously owned, leased or operated by the Company or its Subsidiaries 27 and are in the possession of or, to Seller’s Knowledge, were initiated by Seller or the Company, have been made available to Purchaser. Except for the representations and warranties contained in this Section 4.18 and Section 4.17, Seller makes no representations or warranties relating to Environmental Laws or Hazardous Materials. Section 4.19 Employee Matters. (a) No collective bargaining agreement or similar agreement with any labor union is currently in effect with respect to any employee of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries is presently negotiating any collective bargaining agreement in respect of any employee of the Company or any of its Subsidiaries. No organizational effort is presently being made or, to Seller’s Knowledge, threatened by or on behalf of any labor union with respect to employees of the Company or any of its Subsidiaries. No strike, lockout, shutdown, slowdown, picketing or unfair labor practice charge (whether or not resolved) has occurred at any time during the last three (3) years or is pending or threatened against the Company or any of its Subsidiaries. (b) Except as set forth on Section 4.19(b) of the Company Disclosure Schedule, each of the Company and its Subsidiaries is and has been in compliance in all material respects with all Laws which relate to employment matters, employment practices and terms and conditions of employment, including without limitation wages, benefits, hours, overtime, discrimination, equal opportunity, harassment, immigration, disability, affirmative action, leaves of absence, rest periods, meal breaks, workers’ compensation, unemployment insurance, occupational health and safety and the collection and payment of withholding and/or social contribution Taxes and similar Taxes, plant closings, mass layoffs and relocations. During the last three (3) years, (i) there has been no claim, arbitration, mediation, charge, or litigation against the Company or any of its Subsidiaries relating to any employment or labor matter, and (ii) there has been no audit, investigation, or examination of the Company or any of its Subsidiaries by any Governmental Authority regarding any employment or labor matter. Neither the Company nor any of its Subsidiaries is, and has ever been, a party to or otherwise bound by any judgment, citation, decree or Order by any Governmental Authority relating to employees or employment practices. Each of the Company and each of its Subsidiaries has timely paid in full to each current or former employee or, if not past due, adequately accrued in accordance with GAAP all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees. Except as would not reasonably be expected to have a Material Adverse Effect, each of the Company and each of its Subsidiaries has during the last three (3) years properly classified in accordance with the requirements of all applicable Laws all of its service providers either as an “employee” or “independent contractor” and as exempt or non-exempt from overtime requirements and has made all appropriate filings in connection with services provided by, and compensation paid to, such service providers. Further, to Seller’s Knowledge, no employee of the Company and its Subsidiaries is in any respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, restrictive covenant or similar obligation with or to the Company or any Subsidiary. (c) During the ninety (90) days prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has engaged in or effectuated any “plant closing” or 28 employee “mass layoff” (in each case, as defined in the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local statute, rule or regulation) affecting any site of employment or one (1) or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries. Section 4.20 Employee Benefit Plans. (a) Section 4.20(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, all Employee Benefit Plans. With respect to each Employee Benefit Plan, the Company has made available to Purchaser correct, current and complete copies, as applicable, of (i) each written plan document (including any amendments thereto) and descriptions of all material terms of any such plan that is not in writing; (ii) the most recent summary plan description; (iii) any trust documents or funding arrangements relating thereto (including group insurance contracts); (iv) the three (3) most recent annual reports with accompanying schedules and attachments, filed with the IRS; (v) the nondiscrimination testing results for the last three (3) plan years; and (vi) material correspondence from any Governmental Authority with respect to any Employee Benefit Plan within the past three (3) years. (b) Except as set forth on Section 4.20(b) of the Company Disclosure Schedule, with respect to each Employee Benefit Plan: (i) such Employee Benefit Plan has been operated and administered in compliance, in all material respects, with its terms and all applicable Law (including but not limited to ERISA and the Code); (ii) there are no pending or, to Seller’s Knowledge, threatened claims against, by or on behalf of any Employee Benefit Plan (other than routine claims for benefits); (iii) no audits, inquiries, reviews, Proceedings, claims, or demands are pending with any Governmental Authority; (iv) all premiums, contributions, or other payments required to have been made by Law or under the terms of any Employee Benefit Plan or any contract or agreement relating thereto as of the Closing Date have been made (or, to the extent not yet due, properly accrued on the Balance Sheet in accordance with the terms of the Employee Benefit Plan and all applicable Laws); and (v) there have been no acts or omissions by the Company, any Subsidiary or any ERISA Affiliate that have given or would give rise to any material fines, penalties, Taxes or related charges under Sections 502(c), 502(i), 502(l), 502(m) or 4071 of ERISA or Section 511 or Chapter 43 of the Code, or under any other applicable Law, for which the Company, any Subsidiary or any ERISA Affiliate may be liable. (c) Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code and in which any employee of the Company or any of its Subsidiaries participates (each, a “Seller 401(k) Plan”) (i) has received a favorable determination or opinion letter or advisory letter from the IRS; (ii) has pending or has time remaining in which to file an application for such a determination from the IRS; or (iii) may rely upon a prototype opinion letter or a volume submitter advisory letter from the IRS. To Seller’s Knowledge, no event has occurred that would reasonably be expected to cause the loss of such qualified status. (d) Except as would not reasonably be expected to result in material liability to Seller or the Company, no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Employee Benefit Plan. 29

(e) No Employee Benefit Plan is or was, and none of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates contributes to, has within the preceding six (6) years contributed to, or has any obligation or Liability with respect to, (i) a “multiemployer plan” (within the meaning of Section 3(37) of ERISA); (ii) a pension plan subject to Title IV or Section 302 of ERISA or Section 412 of the Code; (iii) a “multiple employer plan” (within the meaning of Section 413(c) of the Code); or (iv) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA). (f) Neither Seller, the Company nor any of its Subsidiaries is obligated under any Employee Benefit Plan or otherwise to provide medical or death benefits with respect to any current or former employee of the Company, any Subsidiary or their predecessors after termination of employment, except as required under Section 4980B of the Code or Part 6 of Title I of ERISA or other applicable law. (g) Seller, the Company and their ERISA Affiliates have each complied in all material respects with the notice and continuation coverage requirements, and all other requirements, of Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA, and the regulations thereunder. (h) Seller, the Company and each Employee Benefit Plan that is a “group health plan” as defined in Section 733(a)(1) of ERISA (each, a “Health Plan”) is and has at all times been in compliance, in all material respects, with the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (“ACA”), and to Seller’s Knowledge no condition or circumstance exists, that would reasonably be expected to subject Seller, the Company or any Health Plan to penalties or excise taxes under Code Section 4980D or 4980H or any other provision of the ACA. (i) Each Employee Benefit Plan that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A(d)(1) of the Code) subject to Section 409A of the Code satisfies, in all material respects, in form and operation the requirements of Sections 409A(a)(2), 409A(a)(3) and 409A(a)(4) of the Code and the guidance thereunder (and has satisfied such requirements over the past three (3) years or, if later, for the entire period during which Section 409A of the Code has applied to such Employee Benefit Plan), and no additional material Tax under Section 409A(a)(1)(B) of the Code has been or would reasonably be expected to be incurred by a participant in any such Employee Benefit Plan. (j) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, either alone or in combination with another event (whether contingent or otherwise) (i) will give rise to any “excess parachute payment” under Section 280G of the Code; or (ii) except as set forth on Section 4.20(j) of the Company Disclosure Schedule, (x) will accelerate the vesting, funding or time of payment of any compensation or other benefit due by the Company or any of its Subsidiaries to any employee, director or individual independent contractor of the Company or any of its Subsidiaries or (y) will increase the amount or value of any payment, compensation or benefit to any employee, director or individual independent contractor of the Company or any of its Subsidiaries. (k) Except with respect to any Employee Benefit Plan listed on Section 4.20(a) of the Company Disclosure Schedule, there are no obligations of the Company or its Subsidiaries under 30 any deferred compensation arrangement or phantom stock arrangement or any “success fees” or bonuses, or severance payments or employee change of control payments payable or to be payable to employees of the Company or its Subsidiaries arising solely from or otherwise triggered solely by the closing of the transactions contemplated hereby (including the employer portion of employment Taxes imposed on the Company or its Subsidiaries with respect to such payments). (l) Except as set forth on Section 4.20(l) of the Company Disclosure Schedule, there are no obligations of the Company or its Subsidiaries with respect to any Employee Benefit Plan that is subject to Title IV of ERISA and not funded in accordance with ERISA. (m) Neither the Company nor its Subsidiaries is party to, nor is it otherwise obligated under, any contract, plan or arrangement that provides for a “gross-up,” make-whole or similar payment in respect of any Taxes that may become payable under Section 409A or Section 4999 of the Code. Section 4.21 Taxes. Except as set forth on Section 4.21 of the Company Disclosure Schedule: (a) Each of the Company and its Subsidiaries has duly and timely filed or caused to be timely filed with the appropriate Tax Authority all material Tax Returns required to be filed by, or with respect to, each such entity. All such Tax Returns are true, correct and complete in all material respects. All material Taxes due and owing by any of the Company or its Subsidiaries (whether or not shown on any Tax Return) have been timely paid in full. There are no Liens for material Taxes on any asset of any of the Company or any of its Subsidiaries, other than Permitted Liens. No written claim has ever been made by a Governmental Authority in which the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary, as applicable, is or may be subject to taxation by, or required to file Tax Returns in, such jurisdiction. Each of the Company and its Subsidiaries has timely withheld and paid to the appropriate Governmental Authority all material Taxes required to have been withheld and paid in connection with amounts owing to any employee, independent contractor, creditor, stockholder, limited liability company member, or other third party. (b) No deficiencies for material Taxes with respect to the Company or its Subsidiaries have been claimed, proposed or assessed in writing by any Tax Authority, which deficiencies have not yet been finally settled. There are no audits, investigations, assessments, Proceedings, claims or other actions by a Tax Authority for or relating to any material Liability in respect of Taxes of the Company or its Subsidiaries in process, pending or threatened in writing. (c) No extension or waiver of the statute of limitations in respect of any material Taxes is currently in effect, nor has any request been made in writing for any such extension or waiver. (d) None of the Company or any of its Subsidiaries is a party to any Tax sharing, Tax allocation, Tax indemnity or similar agreement, other than customary commercial Contracts entered into in the ordinary course of business the primary purpose of which does not relate to the sharing, allocation or indemnification of any Tax. 31

(e) Except as set forth on Section 4.21(e) of the Company Disclosure Schedules, from and after January 1, 2014, none of the Company or any of its Subsidiaries (i) has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or a member of or participant in any group or fiscal unity within the meaning of any similar provision of Law to which the Company or any of its Subsidiaries may be subject, other than the affiliated group of which Parent is the common parent or (ii) has any Liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of Law) as a transferee or successor, by Contract or otherwise. (f) Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4. (g) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law) executed on or prior to the Closing Date; (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law); (iv) any use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (v) installment sale or open transaction disposition made on or prior to the Closing Date; (vi) prepaid amount or deferred revenue received on or prior to the Closing Date; (vii) election under Section 108(i) of the Code; or (viii) election under Section 965(h) of the Code (or any similar provision of any Legal Requirement) or otherwise pursuant to Section 965 of the Code. (h) Within the past three (3) years, none of the Company or any of its Subsidiaries has distributed stock of another Person nor had its stock distributed by another Person in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code. (i) Notwithstanding anything herein to the contrary, (i) no representations or warranties are made with respect to Taxes for any Post-Closing Tax Period and (ii) no representation or warranty is made by Seller, the Company or its Subsidiaries with respect to the existence, amount, usability or any other aspect of any Tax attributes of the Company and its Subsidiaries, including net operating losses, capital loss carryforwards, Tax credit carryforwards, asset bases or depreciation periods. (j) Neither the Company nor any Subsidiary has (i) a permanent establishment or otherwise has an office or fixed place of business outside of the United States or (ii) a source of income in a jurisdiction other than the country in which it is organized. Each of the Company and each of its Subsidiaries has correctly classified those individuals performing services as common law employees, leased employees, independent contractors or agents of the Company outside of the United States. 32

Section 4.22 Intercompany Obligations. Except as set forth on Section 4.22(a) of the Company Disclosure Schedule or otherwise expressly permitted by this Agreement, (a) neither Parent nor any of its Subsidiaries (excluding the Company and its Subsidiaries) is a party to any Contract with the Company or any of its Subsidiaries and (b) since December 31, 2017, neither the Company nor any of its Subsidiaries has made any payment to or received any payment from Parent or any of its Subsidiaries (other than the Company or any of its Subsidiaries). Neither Parent nor any of its Subsidiaries (excluding the Company and its Subsidiaries) has any direct or indirect interest in (i) any customer, supplier or other business relationship of the Company or any of its Subsidiaries or (ii) any assets or property used by the Company or any of its Subsidiaries (including any Intellectual Property). Section 4.23 Insurance Policies. Section 4.23 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true, complete and accurate (a) list of all insurance policies to which the Company or any of its Subsidiaries is a party, including those which provide coverage to or for the benefit of or with respect to the Company or any of its Subsidiaries or any director, officer, employee, manager, independent contractor, consultant, leased employee or other service provider of the Company or any of its Subsidiaries in his or her capacity as such (the “Insurance Policies”), indicating in each case the type of coverage, name of the insured, the insurer, the expiration date of each policy and the amount of coverage, and (b) list of any and all claims that have been submitted under any of the Insurance Policies at any time during the last three (3) years (the “Claims History”). True, complete and accurate copies of all such Insurance Policies and the Claims History have been provided or made available to Purchaser. Each Insurance Policy is in full force and effect and shall remain in full force and effect in accordance with its terms and following the Closing as respects accidents, events, happenings, injuries, claims, conduct and occurrences relating to the businesses of the Company and its Subsidiaries prior to the Closing, is provided by a financially solvent carrier and has not been subject to any lapse in coverage. The Company and each of its Subsidiaries are current in all premiums or other payments due under the Insurance Policies and have otherwise complied in all material respects with all of their obligations under each Insurance Policy. The Company and each of its Subsidiaries have given timely notice to the insurer of all claims that may be insured thereby under any Insurance Policy. During the last three (3) years, neither the Company nor any of its Subsidiaries has been refused any insurance by, nor has coverage been limited by, any insurance carrier with which the Company or any of its Subsidiaries has carried insurance or any other insurance carrier to which the Company or any of its Subsidiaries has applied for insurance. Section 4.24 Bank Accounts. Section 4.24 of the Company Disclosure Schedule is a true, complete and accurate list of each bank or financial institution in which the Company or any of its Subsidiaries has an account, safe deposit box or lockbox, or maintains a banking, custodial, trading or similar relationship, the number of each such account or box, and the names of all persons authorized to draw thereon or having signatory power or access thereto. Section 4.25 Brokers. No Person is or will be entitled to a broker’s, finder’s, investment banker’s, financial advisor’s or similar fee from the Company or its Subsidiaries in connection with this Agreement or any of the transactions contemplated hereby. 33

Section 4.26 Accounts Receivable. All Accounts Receivable reflected on the Balance Sheet, and all Accounts Receivable of the Business acquired by the Company and its Subsidiaries or arising subsequent to September 30, 2018, but before the date hereof, (a) have been acquired or have arisen only in the ordinary course of business, and (b) to Seller’s Knowledge, are collectible in the face value thereof using normal collection procedures (net of the reserve for doubtful accounts set forth in the Balance Sheet). The reserve for doubtful accounts contained in the Balance Sheet has been determined consistent with past practices of the Company and in conformity with the Company Accounting Principles. This Section 4.26 is not intended as a warranty of collectability of any Account Receivable reflected on the Balance Sheet or that Purchaser will realize any minimum amount from collection of the Accounts Receivable. Section 4.27 Exclusivity of Representations. Except for the representations and warranties contained in Article 4 (as modified by the Company Disclosure Schedule) or Section 9.16, none of the Company, Parent, Seller or any other Person makes or has made any other representation or warranty, expressed or implied, at law or in equity, with respect to Parent, Seller, the Company, its Subsidiaries, the Interests or any of the Company’s or its Subsidiaries’ respective businesses, assets, liabilities, operations, prospects, or condition (financial or otherwise), and each of Parent and Seller disclaims any other representations or warranties, whether made by Parent, Seller, the Company, its Subsidiaries or any of their respective Affiliates, direct or indirect equityholders, officers, directors, employees, agents or Representatives (collectively, “Related Persons”), and no Related Person has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in this Agreement and subject to the limited remedies herein provided. Except for the representations and warranties contained in this Article 4 (as modified by the Company Disclosure Schedule) or in Section 9.16, each of Parent and Seller (directly and on behalf of all Related Persons) hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (whether orally or in writing, in any data room relating to the transactions contemplated hereby, in management presentations, functional “break-out” discussions, responses to questions or requests submitted by or on behalf of Purchaser or in any other form in consideration or investigation of the transactions contemplated hereby) to Purchaser or its Affiliates or Representatives (including any opinion, information, forecast, projection, or advice that may have been or may be provided to Purchaser or its Affiliates or Representatives by Parent, Seller, the Company or any Related Person). Except for the representations and warranties contained in this Article 4 (as modified by the Company Disclosure Schedule) or in Section 9.16, none of Parent, Seller, the Company or any Related Person has made or makes any representation or warranty to Purchaser or its Affiliates or Representatives regarding: (a) merchantability or fitness of any assets of the Company or its Subsidiaries for any particular purpose; (b) the nature or extent of any liabilities of the Company or its Subsidiaries; (c) the prospects of the business of the Company and its Subsidiaries; (d) the probable success or profitability of the Company or its Subsidiaries; or (e) the accuracy or completeness of any confidential information memoranda, documents, projections, material, statement, data, or other information (financial or otherwise) provided to Purchaser or its Affiliates or made available to Purchaser and its Representatives in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the transactions contemplated hereby, or in respect of any other matter or thing whatsoever. Notwithstanding anything herein or in any Transaction 34

Document to the contrary, (i) nothing in this Section 4.27 or any other provision of this Agreement or any Transaction Document shall limit or modify the representations and warranties set forth in this Article 4 or Section 9.16 or the right of Purchaser to rely thereon, and (ii) Purchaser retains all rights and remedies with respect to claims based on Fraud (“Fraud Claims”). ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PURCHASER Purchaser hereby represents and warrants to Seller as of the date hereof and as of the Closing as follows: Section 5.01 Organization and Good Standing. Purchaser is a limited liability company, duly organized, validly existing and in good standing under the Laws of the State of Delaware. Section 5.02 Authority. Purchaser has the requisite limited liability company power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and the Transaction Documents to which it is party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company action on the part of Purchaser. Each of this Agreement and the Transaction Documents to which Purchaser is a party has been, or will be as of the Closing, duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by the other parties hereto or thereto, constitutes or will constitute a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to the Remedies Exception. Section 5.03 No Conflict. Assuming the consents, approvals, Orders and authorizations of, and registrations, declarations and filings with, and notices to, the Governmental Authorities and other Persons referenced in Section 5.04 are obtained, given, and made at the time required under applicable Law, neither the execution or delivery of this Agreement nor any Transaction Document by Purchaser, nor the consummation by Purchaser of the transactions contemplated hereby or thereby will: (a) conflict with, contravene or constitute a violation of (whether after the giving of notice, lapse of time or both) the Governing Documents of Purchaser; (b) constitute a material default under, or an event which would (or would reasonably be expected to) result in, any right of notice, modification, acceleration, payment, suspension, withdrawal, cancellation or termination under, or release any party thereto from its obligations under, or otherwise materially affect the rights or benefits of Purchaser under, any material contract to which Purchaser is a party or material Permit; or (c) contravene, conflict with or constitute a violation of (whether after the giving of notice, lapse of time or both) any Law or Order to which Purchaser is subject in any material respect. Section 5.04 Consents. No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Authority or under any material contract to which Purchaser is a party is required to be obtained or made by Purchaser in 35 connection with the execution and delivery of this Agreement or any Transaction Document or in connection with the consummation of the transactions contemplated hereby and thereby, other than consents, notifications or filings which, if not obtained or made, would not reasonably be expected to prevent Purchaser from consummating the transactions contemplated by this Agreement. Section 5.05 Litigation. There are no Proceedings pending or, to the knowledge of Purchaser, threatened against or affecting Purchaser, which would reasonably adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement. Section 5.06 Investment. Purchaser is purchasing the Interests for investment for its own account and not with a view to, or for sale in connection with, any distribution of the Interests in violation of federal and state securities Laws. Purchaser is an “accredited investor” as defined in Regulation D promulgated under the Securities Act and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Interests and is capable of bearing the economic risks of such investment. Purchaser acknowledges that the Interests have not been registered under the Securities Act or any state or foreign securities Laws and that the Interests may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such sale, transfer, offer, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and are registered under any applicable state or foreign securities Laws or pursuant to an exemption from registration under the Securities Act and any applicable state or foreign securities Laws. Section 5.07 Solvency. Purchaser is not entering the transactions contemplated by this Agreement with actual intent to hinder, delay or defraud either present or future creditors. Assuming (a) the accuracy of the representations and warranties set forth in Article 4, (b) that any estimates or projections of the Company and its Subsidiaries provided to Purchaser have been prepared in good faith based upon assumptions that were and continue to be reasonable and (c) compliance by Seller of its obligations set forth herein and in the Transaction Documents immediately after giving effect to the transactions contemplated by this Agreement, each of Purchaser and its Subsidiaries will be Solvent. Section 5.08 Brokers. No Person is or will be entitled to a broker’s, finder’s, investment banker’s, financial advisor’s or similar fee from Purchaser in connection with this Agreement or any of the transactions contemplated hereby. Section 5.09 Acknowledgement. Except for the specific representations and warranties expressly made by Seller in Article 4 (as modified by the Company Disclosure Schedule) or by Parent in Section 9.16: (a) Purchaser acknowledges and agrees that (i) none of the Company, Seller, Parent or any other Person is making or has made any representation or warranty, expressed or implied, at law or in equity, in respect of the Company, its Subsidiaries, or any of the Company’s or its Subsidiaries’ respective businesses, assets, liabilities, operations, prospects, or condition (financial or otherwise), including with respect to merchantability or fitness for any particular purpose of any assets, the nature or extent of any liabilities, the prospects of the business of the Company and its Subsidiaries, the effectiveness or the success of any operations, or the accuracy or completeness of any confidential information memoranda, 36 documents, projections, material or other information (financial or otherwise) regarding the Company or any of its Subsidiaries furnished to Purchaser or its Representatives or made available to Purchaser and its Representatives in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the transactions contemplated hereby, or in respect of any other matter or thing whatsoever, and (ii) no Representative of Seller, Parent the Company, any of its Subsidiaries or any other Person has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in this Agreement and subject to the limited remedies herein provided; (b) Purchaser specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that the Company, Seller, Parent and each of their Representatives have specifically disclaimed and do hereby specifically disclaim any such other representation or warranty made by any Person; (c) Purchaser specifically disclaims any obligation or duty by Seller, Parent, the Company or any other Person to make any disclosures of fact not required to be disclosed pursuant to the specific representations and warranties set forth in Article 4 or Section 9.16 (either as information expressly required to be provided by such representations of warranties or as qualifications to such representations and warranties required to make them accurate statements); and (d) Purchaser is acquiring the Company subject only to the specific representations and warranties set forth in Article 4 and Section 9.16. Notwithstanding anything expressed or implied herein or in any Transaction Document to the contrary, (i) nothing in this Section 5.09 or any other provision of this Agreement or any Transaction Document shall limit or modify the representations and warranties set forth in Article 4 and Section 9.16 of the Agreement or the right of Purchaser to rely thereon, and (ii) Purchaser retains all rights and remedies with respect to Fraud Claims. ARTICLE 6 COVENANTS AND AGREEMENTS Section 6.01 [Reserved]. Section 6.02 Post-Closing Access; Preservation of Records. (a) From and after the Closing until the seventh (7th) anniversary of the Closing Date, Purchaser will make or cause to be made available to Seller and its Representatives (i) at Seller’s sole cost and expense, all books, records and documents (including, for purposes of this Section 6.02(a), Tax Returns) of the Company and its Subsidiaries, and (ii) access to the management team and all facilities of the Company, in each case to the extent relating to the conduct of the ongoing business and operations of the Company and its Subsidiaries, and (iii) any and all incident reports relating to claims that have been filed or could be filed under any of the Company’s Insurance Policies, in each case upon reasonable written request, during regular business hours, as may be reasonably necessary for, among other things: (A) investigating, settling, preparing for the defense or prosecution of, defending or prosecuting any Proceeding by or before any court or other Governmental Authority; (B) preparing reports to Governmental Authorities; or (C) such other purposes for which access to such documents is believed in good faith by Seller to be reasonably necessary, including preparing and delivering any accounting or other statement provided for under this Agreement or otherwise, preparing Tax Returns or responding to or disputing any Tax inquiry, audit or assessment; provided, however, that such 37 access will not interfere with the normal operations of the Company and its Subsidiaries. Notwithstanding anything in this Agreement to the contrary, none of Purchaser, the Company or any of its Subsidiaries shall be under any obligation under this Section 6.02(a) to disclose to Seller or its Representatives (A) any information the disclosure of which is restricted by Law, (B) any information that would result in the disclosure of any trade secrets or competitively sensitive information, or (C) any information that would adversely affect the attorney-client privilege or other evidentiary privileges of the Company or any of its Subsidiaries or (D) any information related to or requested in connection with any dispute related to, or indemnification claim under, this Agreement or the Transaction Documents (in which event the provisions of Section 8.05 and/or the applicable rules of discovery will apply in lieu of this Section 6.02(a)); provided, however, that, in the case of foregoing clauses (A) or (C), Purchaser and Seller shall use commercially reasonable efforts to enter into common interest or other arrangements to allow for the disclosure of such information in compliance with this Section 6.02(a). For a period of seven (7) years after the Closing Date, Purchaser will use commercially reasonable efforts to cause the Company and its Subsidiaries to maintain and preserve all such Tax Returns, books, records and documents relating to the conduct of the business and operations of the Company and its Subsidiaries prior to the Closing Date, in each case, in the ordinary course consistent with the past practices of the Company and its Subsidiaries. (b) From and after the Closing until the seventh (7th) anniversary of the Closing Date, Seller and Parent will make or cause to be made available to Purchaser, its Affiliates and their respective Representatives (at Purchaser’s sole cost and expense), all books, records and documents (including, for purposes of this Section 6.02(b), Tax Returns but only to the extent such Tax Returns relate to the Company and its Subsidiaries and are not the consolidated income Tax Returns of Seller, Parent or their Affiliates) of the Company and its Subsidiaries to the extent relating to the conduct of the business and operations of the Company and its Subsidiaries prior to the Closing Date solely upon reasonable written request, during regular business hours, as may be reasonably necessary for: (i) investigating, settling, preparing for the defense or prosecution of, defending or prosecuting any Proceeding by or before any court or other Governmental Authority; (ii) preparing reports to Governmental Authorities; or (iii) such other purposes for which access to such documents is believed in good faith by Purchaser to be reasonably necessary, including preparing and delivering any accounting or other statement provided for under this Agreement or otherwise, preparing Tax Returns or responding to or disputing any Tax inquiry, audit or assessment; provided, however, that (x) access to such books, records, and documents will not interfere with the normal operations of Seller or Parent and (y) Seller and Parent shall be entitled, in their respective sole discretion, to redact or otherwise withhold any such books, records, documents or other information that is not related solely to the business and operations of the Company and its Subsidiaries. Notwithstanding anything in this Agreement to the contrary, neither Seller nor Parent shall be under any obligation under this Section 6.02(b) to disclose to Purchaser or its Representatives (A) any information the disclosure of which is restricted by Law, (B) any information that would result in the disclosure of any trade secrets or competitively sensitive information, (C) any information that would adversely affect the attorney-client privilege or other evidentiary privileges of Purchaser or Parent or (D) any information related to or requested in connection with any dispute related to, or indemnification claim under, this Agreement or the Transaction Documents (in which event the provisions of Section 8.05 and/or the applicable rules of discovery will apply in lieu of this Section 6.02(b)); provided, however, that, in the case of foregoing clauses (A) or (C), Seller and Purchaser shall 38 use commercially reasonable efforts to enter into common interest or other arrangements to allow for the disclosure of such information in compliance with this Section 6.02(b). For a period of seven (7) years after the Closing Date, Seller and Parent will use commercially reasonable efforts to maintain and preserve all such Tax Returns, books, records and documents relating to the conduct of the business and operations of the Company and its Subsidiaries prior to the Closing Date, in each case, in the ordinary course consistent with the past practices of Seller and Parent. Section 6.03 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement (“Transfer Taxes”) shall be split equally by Seller and Purchaser. Seller and Purchaser (and their respective Affiliates) shall reasonably cooperate in preparing and filing all Tax Returns relating to such Taxes, fees and charges. Section 6.04 Tax Matters. (a) Tax Periods Ending on or Prior to the Closing Date and Straddle Periods – Tax Returns. (i) Seller shall prepare or cause to be prepared and file or cause to be filed all income Tax Returns of the Company and its Subsidiaries for all periods ending on or prior to the Closing Date that are required to be filed after the Closing Date and all income Tax Returns of the Company and its Subsidiaries for any Straddle Period, and the Company shall pay or cause to be paid all Taxes due with respect to such Tax Returns to the extent such Taxes relate to Pre-Closing Tax Periods. All such Tax Returns shall be prepared in a manner consistent with the past practice of the Company and its Subsidiaries; provided, that such Tax Returns shall, as applicable, reflect the Section 336 Elections and the allocation of the Tax Purchase Price as required pursuant to this Section 6.04. With respect to any income Tax Returns for a Straddle Period, Seller shall provide a copy of such Tax Return to Purchaser for its review at least ten (10) days prior to the due date (taking into account any extension) for the filing of such Tax Returns and shall make any changes reasonably requested by Purchaser. (ii) Purchaser shall file all other Tax Returns, and shall pay or cause to be paid all Taxes due with respect to such Tax Returns and any Taxes related to the Post-Closing Tax Period of any Tax Returns relating to the Straddle Period prepared pursuant to clause (i) above. All Tax Returns relating to a Straddle Period shall be prepared in a manner consistent with the past practice of the Company and its Subsidiaries; provided, that such Tax Returns shall, as applicable, reflect the Section 336 Elections and the allocation of the Tax Purchase Price as required pursuant to this Section 6.04. Purchaser shall provide a copy of such Tax Returns to Seller for Seller’s review at least ten (10) days prior to the due date (taking into account any extension) for the filing of such Tax Returns and shall make any changes reasonably requested by Purchaser. (b) Limitation on Actions. Without the prior written consent of Seller, which consent shall not be unreasonably withheld, neither Purchaser nor any of its Affiliates (including after 39

Closing, the Company or its Subsidiaries) shall (i) make, revoke or amend any election relating to Taxes of the Company or its Subsidiaries with respect to or relating to a Pre-Closing Tax Period or Straddle Period, (ii) take any action outside the ordinary course of business on the Closing Date after the Closing that would result in any increased liability for Taxes for Seller or Parent, (iii) file, re-file or amend any Tax Return relating to any Pre-Closing Tax Period, (iv) waive or extend the statute of limitations relating to any Pre-Closing Tax Period or (v) make any voluntary disclosure, amnesty or similar filing in respect of Taxes relating to any Pre-Closing Tax Period. (c) Tax Refunds. Any Tax refunds with respect to income Taxes that are received by Purchaser, the Company or its Subsidiaries and any amounts credited or applied against any income Tax (including any interest paid or credited by a Governmental Authority with respect thereto) to which Purchaser, the Company, or its Subsidiaries becomes entitled that relate to a Pre-Closing Tax Period (“Tax Refunds”) shall be for the account of Seller, and Purchaser shall pay to Seller any such Tax Refund within ten (10) days after receipt or entitlement thereto. (d) Section 336 Elections. Purchaser (and to the extent necessary, the Company) and Seller (and its Affiliates) jointly shall make timely and irrevocable elections under either Section 336 of the Code or Section 336(e) of the Code with respect to Purchaser’s acquisition of the Company and the Subsidiaries listed on Schedule 6.04(d) and, if permissible, similar elections under any applicable state and local Tax laws (collectively, the “Section 336 Elections”). Purchaser and Seller shall not take any action that would cause the Section 336 Elections to be invalid, and shall take no position contrary thereto unless required pursuant to a determination as defined in Section 1313(a) of the Code or any similar provision of any state, foreign or local Law. Purchaser shall deliver to Seller all the Section 336 Forms properly completed in accordance with all applicable Laws no less than fifteen (15) days before the date such Section 336 Forms are required to be filed and Seller shall duly execute and timely file such forms. Seller and Purchaser agree that the Tax Purchase Price as defined in Section 6.04(e) for each applicable Subsidiary of the Company (plus other relevant items) will be allocated to the assets of such Subsidiary for which a Section 338 Election is made in accordance with Section 6.04(e). Seller and Purchaser shall file (and Purchaser shall cause the Company and its Subsidiaries to file and Seller shall cause its applicable Affiliates to file) all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation. (e) Allocation of Tax Purchase Price. Purchaser and Seller acknowledge that the purchase and sale of the Interests will be treated as a purchase and sale of the assets of the Company for federal and state income tax purposes. The Purchase Price and any liability or other amount included in the amount realized by Seller or cost basis to Purchaser with respect to the transactions contemplated by this Agreement (the “Tax Purchase Price”) shall be allocated as set forth in the schedule described below (the “Allocation Schedule”). Within seventy-five (75) days following the Closing Date, Purchaser shall deliver to Seller the Purchaser’s proposed Allocation Schedule with respect to the Company and each applicable Subsidiary of the Company that is eligible for a Section 336 Election or is treated as disregarded as a pass-through or disregarded entity for federal income tax purposes. The Allocation Schedule shall specify Purchaser’s determination of how the Tax Purchase Price allocated to the Company and each applicable Subsidiary shall be allocated among each designated class of assets of such applicable 40

Subsidiary as defined in Treasury Regulation Section 1.338-6(b)(2) and/or in accordance with Treasury Regulation Section 1.1060-1 and applicable Law. Purchaser shall reflect any reasonable comments made by Seller within fifteen (15) days after the receipt of the draft Allocation Schedule. Seller and Purchaser shall work together in good faith to resolve any disputes regarding the Allocation Schedule. If the Purchaser and Seller are unable to agree on the Allocation Schedule within thirty (30) days after the delivery by Seller of its comments to the Allocation Schedule, then each of Purchaser and Seller may prepare its own Allocation Schedule in a manner each believes appropriate. Any adjustment to or redetermination of the Tax Purchase Price shall be made consistently with the Allocation Schedule and shall be taken into account by Purchaser and Seller in carrying out the provisions of this Section 6.04(e). The parties shall make consistent use of the allocation per the Allocation Schedule (to the extent the parties agree on the Allocation Schedule) for all Tax purposes and in all filings, declarations and reports with the IRS and other Tax Authorities in respect thereof except pursuant to a final determination (within the meaning of Section 1313(a) of the Code or corresponding provision of state, local or foreign Tax law). In any Proceeding involving a Tax Authority related to the determination of any Tax, neither Purchaser nor Seller shall contend or represent that such agreed upon allocation is not correct. (f) Certain Elections. Seller shall not make an election pursuant to Treasury Regulation Section 1.1502-36(d)(6)(i)(A). (g) Tax Contests. (a) Purchaser, the Company and its Subsidiaries, on the one hand, and Seller and its Affiliates, on the other hand, shall promptly notify each other upon receipt by such party of written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a Pre-Closing Tax Period (any such inquiry, claim, assessment, audit or similar event, a “Tax Matter”). Any failure to so notify the other party of any Tax Matter shall not relieve such other party of any liability with respect to such Tax Matters except to the extent such party was actually prejudiced as a result thereof. (h) Seller shall have sole control of the conduct of all Tax Matters, including any settlement or compromise thereof, provided, however, that Seller shall keep Purchaser reasonably informed of the progress of any Tax Matter relating to a Straddle Period and shall consult with Purchaser in the settlement of any Tax Matter that would reasonably be expected to impact the Taxes of the Companies or its Subsidiaries in a Post-Closing Tax Period. Section 6.05 Employee Matters. (a) Effective as of the Closing and thereafter, Purchaser and its Affiliates shall recognize, or shall cause the Company or its Subsidiaries to recognize, each Continuing Employee’s employment or service with the Company and its Subsidiaries (including any current or former Affiliate or any predecessor) prior to the Closing for purposes of determining eligibility for participation, vesting and entitlement of the Continuing Employee under all employee benefit plans maintained by the Company, its Subsidiaries, Purchaser or an Affiliate of Purchaser, including vacation plans or arrangements, 401(k) or other retirement plans and any severance or welfare plans (excluding equity compensation arrangements and benefit accrual under any defined benefit plan), except to the extent such recognition would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, 41

Purchaser shall (or shall cause one (1) of its Affiliates to) use commercially reasonable efforts to: (i) cause each Continuing Employee to be immediately eligible to participate, without any waiting time, in any and all such plans; (ii) cause any pre-existing conditions or limitations, eligibility waiting periods, actively at work requirements, evidence of insurability requirements or required physical examinations under any health or similar plan of the Company, its Subsidiaries, Purchaser or an Affiliate of Purchaser to be waived with respect to Continuing Employees and their eligible dependents, except to the extent that any waiting period, exclusions or requirements still applied to such Continuing Employee under the comparable Employee Benefit Plan in which such Continuing Employee participated immediately before the Closing; and (iii) credit each Continuing Employee with all deductible payments, co-payments and other out-of-pocket expenses incurred by such Continuing Employee and his or her covered dependents under the medical, dental, pharmaceutical or vision benefit plans of the Company or its Subsidiaries prior to the Closing during the plan year in which the Closing occurs for the purpose of determining the extent to which such Continuing Employee has satisfied the deductible, co-payments, or maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for such plan year under any medical, dental, pharmaceutical or vision benefit plan of the Company, its Subsidiaries, Purchaser or an Affiliate of Purchaser, as if such amounts had been paid in accordance with such plan. (b) Effective as of the Closing Date, each employee of the Company or its Subsidiaries shall cease to be participating employees in the Seller 401(k) Plan, and each employee of the Company or its Subsidiaries who continues in employment with Purchaser or any of its Affiliates after the Closing Date (collectively, the “Continuing Employees”) shall cease to participate in the Seller 401(k) Plan and, as soon as practicable after the Closing Date, Purchaser shall establish or designate a defined contribution retirement plan which is qualified or eligible for qualification under Section 401(a) of the Code (the “Purchaser 401(k) Plan”). Each Continuing Employee shall become eligible to participate, as soon as practicable after the Closing Date, in the Purchaser 401(k) Plan. Purchaser agrees that each Continuing Employee who receives an “eligible rollover distribution” (within the meaning of Section 402(c)(4) of the Code) from the Seller 401(k) Plan shall be eligible to rollover such distribution (including loans) to the Purchaser 401(k) Plan. (c) At or following the Closing, Seller or an Affiliate of Seller shall pay to the Company, and the Company shall pay to each of the individuals listed on Section 6.05(c) of the Company Disclosure Schedule (the “Retention Bonus Holders”), the Retention Bonus Amounts in accordance with the terms and conditions set forth in the applicable Retention Bonus Agreement (including, without limitation, any requirement that the applicable Retention Bonus Holder timely execute and deliver, and not revoke, a release of claims against the Company, Seller and each of their respective Affiliates). (d) Notwithstanding anything herein to the contrary, Purchaser and Seller acknowledge and agree that all provisions contained in this Section 6.05 are included for the sole benefit of Purchaser and the Company, and that nothing in this Agreement, whether express or implied, (i) shall be treated as an amendment or other modification of any Employee Benefit Plan; (ii) shall limit the right of Purchaser, the Company or any of their respective Affiliates to amend, terminate or otherwise modify any Employee Benefit Plan or other employee benefit plan, agreement or other arrangement following the Closing Date; or (iii) shall confer upon any 42

Person who is not a party to this Agreement (including any current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries, or any participant in any Employee Benefit Plan or other employee benefit plan, agreement or other arrangement (or any dependent or beneficiary thereof)), any right to continued or resumed employment or recall, any right to compensation or benefits, or any third-party beneficiary or other right of any kind or nature whatsoever. Section 6.06 Performance Bonds. On the Closing Date, Purchaser shall obtain performance bonds or letters of credit on behalf of the Company and its Subsidiaries (collectively, the “Substitute Performance Bonds”), which Substitute Performance Bonds will be effective as of Closing, in full substitute for all performance bonds or letters of credit listed in Section 6.06 of the Company Disclosure Schedule (collectively, the “Existing Performance Bonds”), and Seller shall obtain the release of the Company from any and all obligations under any of the Existing Performance Bonds and related contractual obligations in connection therewith. In the event Purchaser does not obtain any Substitute Performance Bond by the Closing Date, Purchaser shall indemnify and hold the Seller Indemnified Parties harmless from and against any and all Losses based upon or arising from the related Existing Performance Bond to the extent the matter or occurrence giving rise to such Loss occurred after the Closing. Section 6.07 Use of Names. Except as provided in Section 6.14, as soon as reasonably practicable (and in no event more than ninety (90) days) after the Closing, Purchaser shall cause the Company and each of its Subsidiaries to cease any and all usage of the names of Seller or its Affiliates in their respective businesses and to remove and cease to use all of the signage, logos, trademarks and service marks of Seller or such Affiliates. Purchaser shall cause the Company and each of its Subsidiaries not to use any business name that is confusingly similar with any trademarks, trade names, brand names, logos, slogans or domain names of Seller or its Affiliates. Section 6.08 Termination of Intercompany Accounts. At or prior to the Closing, Parent and Seller shall cause all Intercompany Accounts to be, at Parent and Seller’s option, settled and/or cancelled without any further Liability or any adverse Tax consequences to the Company or any of its Subsidiaries. Section 6.09 Servers. At Closing, Seller shall make available to Purchaser for transportation the servers and related infrastructure dedicated to the Company and its Subsidiaries that are located at Seller or its Affiliates’ facility in Albuquerque, New Mexico, and the co-location center used by Seller or its Affiliates in Richardson, Texas, and which shall not contain any Protected Health Information that is not related solely to the business of the Company and its Subsidiaries. Within ninety (90) days of Closing, Purchaser shall, at its cost, transport such servers and related infrastructure to a location of its choice. Section 6.10 Restricted Names. Parent shall not, and shall cause its Subsidiaries not to, use, license or permit any third party to use, any name, slogan, logo or trademark which is the same as or confusingly similar to any of the names, trademarks or service marks included in the Intellectual Property owned or used by the Company and/or any Subsidiary (“Restricted Names”). Notwithstanding anything in this Agreement to the contrary, Purchaser agrees that Seller may continue to use the Restricted Names for the following purposes: (a) for reference to the historical relationship between Seller and its Affiliates, on the one hand, and the Company 43 and/or any Subsidiary, on the other hand, (b) for retention of any books, records or other materials for internal archival purposes only, and (c) for compliance with applicable Laws including in connection with any corporate filings and documents filed by Seller or any of its Affiliates with any Governmental Authority on or after the Closing Date. Section 6.11 Payment of Certain Amounts. In the event Seller, Parent or any of their respective Affiliates shall receive any instruments of payment of any accounts receivable, notes receivable or other receivables of the Company and/or any of its Subsidiaries, such Person shall forthwith deliver such instruments to Purchaser, endorsed where necessary, without recourse, in favor of Purchaser. Section 6.12 Non-Solicitation. (a) In order to protect the value of the Company and its Subsidiaries, for a period of twenty four (24) months after the Closing, Parent shall not, and shall cause its Subsidiaries not to, without the prior written consent of Purchaser, directly or indirectly, solicit to employ or engage or actually employ any individual that served as an employee of the Company or any of its Subsidiaries at any time during the twelve (12) month period prior to the Closing Date, other than any of the individuals listed on Section 6.12 of the Company Disclosure Schedule (each, a “Restricted Person”); provided, that this Section 6.12(a) shall not be construed to prohibit Seller, Parent or any of Parent’s Subsidiaries from (i) engaging in general solicitations for employees in the ordinary course of business, including placing general advertisements for employees in newspapers, periodicals or other media of general circulation, so long as such solicitations are not directed toward Restricted Persons, (ii) soliciting to employ employees, including Restricted Persons, through recruiting firms, placement agencies, and similar businesses so long as such recruiting firms, placement agencies, and similar businesses are not instructed by Seller, Parent or any of Parent’s Subsidiaries to target Restricted Persons, or (iii) soliciting to employ or actually employing any Restricted Person more than six (6) months after such Restricted Person’s employment or engagement with the Company or any of its Subsidiaries is terminated. (b) Acknowledgements; Remedies. Each of Seller and Parent acknowledges and agrees that (i) the covenants and agreements set forth in this Section 6.12 were a material inducement to Purchaser to enter into this Agreement and to perform its obligations hereunder, (ii) Purchaser and its stakeholders would not obtain the benefit of the bargain set forth in this Agreement as specifically negotiated by the parties hereto if Seller, Parent or any of their respective Subsidiaries breached any provisions of this Section 6.12 (iii) the Purchase Price is sufficient consideration to make the covenants and agreements set forth herein enforceable, (iv) the length of time and scope of the covenants set forth in this Section 6.12 are reasonable given the benefits Seller and Parent will directly or indirectly receive hereunder, (v) each of Seller and Parent are familiar with all the non-solicitation provisions contained in this Section 6.12 and are fully aware of their respective obligations hereunder, and (vi) neither Seller nor Parent will challenge the reasonableness of the time, scope or other provisions of this Section 6.12 in any Proceeding, regardless of who initiates such Proceeding. Each of Seller and Parent further acknowledges and agrees that irreparable injury would result to Purchaser if Seller, Parent or any of their respective Subsidiaries breaches any of the terms of this Section 6.12, and that in the event of an actual or threatened breach by Seller, Parent or any of their respective Subsidiaries of any of the provisions contained in this Section 6.12, Purchaser may have no adequate remedy at 44

Law. Each of Seller and Parent accordingly agrees that in the event of any actual or threatened breach by Seller, Parent or any of their respective Subsidiaries of any of the provisions contained in this Section 6.12, Purchaser shall be entitled to seek injunctive and other equitable relief without (A) posting any bond or other security and (B) showing that monetary damages are an inadequate remedy. Nothing contained herein shall be construed as prohibiting Purchaser from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages that it is able to prove. Each of Seller and Parent shall cause its Subsidiaries to comply with this Section 6.12, and shall be liable for any breach by any of its Subsidiaries of this Section 6.12. Section 6.13 Confidentiality. (a) Except as otherwise provided herein or in the Transaction Documents, after the Closing Date, Parent shall, and shall cause its Subsidiaries to, keep secret and retain in confidence, and Parent shall not, and shall cause its Subsidiaries not to, use for the benefit of Parent or any of Parent’s Subsidiaries, or others, all confidential or proprietary information exclusively relating to the Company or its Subsidiaries and that is not already generally available to the public, including, without limitation, trade secrets, pricing policies, marketing plans or strategies, business acquisition plans, and inventions and research projects, in each case, exclusively relating to the Company and its Subsidiaries (the “Company Confidential Information”). Notwithstanding, the foregoing, the Company Confidential Information shall not include information (i) that is or becomes generally available to the public other than as a result of a disclosure by Parent or any Subsidiary of Parent in breach of this Section 6.13(a), (ii) used or disclosed by Parent or any Subsidiary of Parent in connection with a bona fide dispute with Purchaser or its Affiliates, and (iii) lawfully acquired by Parent or any Subsidiary of Parent after the Closing from sources that were not known by Parent or any Subsidiary of Parent to be prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Parent or any Subsidiary of Parent is requested or required (by Law or stock exchange requirement or by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Company Confidential Information, to the extent reasonably practicable, such Person shall notify Purchaser promptly of the request or requirement so that Purchaser may seek, at its sole cost and expense, an appropriate protective order or waive compliance with the provisions of this Section 6.13(a). If, in the absence of a protective order or the receipt of a waiver hereunder, Parent or any Subsidiary of Parent is, on the advice of counsel, compelled to disclose any Company Confidential Information to any tribunal or other Person, such Person may disclose the Company Confidential Information to the tribunal or other Person, provided that such disclosing Person shall use its commercially reasonable efforts to obtain, at the request and expense of Purchaser, an order or other assurance that confidential treatment shall be accorded to such portion of the Company Confidential Information required to be disclosed as Purchaser shall designate. (b) Except as otherwise provided herein or in the Transaction Documents, after the Closing Date, Purchaser shall, and shall cause its Subsidiaries to, keep secret and retain in confidence, and Purchaser shall not, and shall cause its Subsidiaries not to, use for the benefit of Purchaser or any of its Subsidiaries, or others, all confidential or proprietary information exclusively relating to Parent or its Subsidiaries (other than the Company and its Subsidiaries) and that is not already generally available to the public, including, without limitation, trade 45 secrets, pricing policies, marketing plans or strategies, business acquisition plans, and inventions and research projects, in each case, exclusively relating to Parent and its Subsidiaries (other than the Company and its Subsidiaries) (the “Parent Confidential Information”). Notwithstanding, the foregoing, the Parent Confidential Information shall not include information (i) that is or becomes generally available to the public other than as a result of a disclosure by Purchaser or any of its Subsidiaries in breach of this Section 6.13(b), (ii) used or disclosed by Purchaser or its Subsidiaries in connection with a bona fide dispute with Seller or its Affiliates, and (iii) lawfully acquired by Purchaser or its Subsidiaries after the Closing from sources that were not known by Purchaser or such Subsidiaries to be prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Purchaser or any of its Subsidiaries is requested or required (by Law or stock exchange requirement or by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Parent Confidential Information, to the extent reasonably practicable, such Person shall notify Parent promptly of the request or requirement so that Parent may seek, at its sole cost and expense, an appropriate protective order or waive compliance with the provisions of this Section 6.13(b). If, in the absence of a protective order or the receipt of a waiver hereunder, Purchaser or any of its Subsidiaries is, on the advice of counsel, compelled to disclose any Parent Confidential Information to any tribunal or other Person, such Person may disclose the Parent Confidential Information to the tribunal or other Person, provided that such disclosing Person shall use its commercially reasonable efforts to obtain, at the request and expense of Parent, an order or other assurance that confidential treatment shall be accorded to such portion of the Parent Confidential Information required to be disclosed as Parent shall designate. Section 6.14 Regulatory Approvals; Consents; Notices; Filings. (a) Each of Purchaser and Seller shall use its commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under any applicable Law to consummate and make effective the transactions contemplated by this Agreement as promptly as reasonably practicable, (ii) obtain from Governmental Authorities any consents or Orders required to be obtained or made by Purchaser, Seller or any of their respective Affiliates in connection with the authorization, execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, (iii) provide the notices required to be made by Purchaser, Seller or any of their respective Affiliates under or with respect to any Laws in connection with the authorization, execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby or thereby, and to pay any fees due of it in connection with such applications or filings, as promptly as is reasonably practicable, (iv) comply at the earliest practicable date with any request under or with respect to any Laws for additional information, documents or other materials received by Purchaser, Seller or any of their respective Affiliates from any Governmental Authority in connection with such applications or filings or the other transactions contemplated by this Agreement and (v) coordinate and cooperate with, and give due consideration to, all reasonable additions, deletions or changes suggested in connection with, making any filing under or with respect to any Laws. Each of Purchaser and Seller shall, and shall cause its respective Affiliates to, furnish to the other party all information reasonably necessary for any such filing to be made in connection with the transactions contemplated by this Agreement. Seller shall, or shall cause 46 the Company and its Subsidiaries to, give promptly such notice to third parties and use commercially reasonable efforts to obtain such third party consents as are required under Material Contracts or material Permits held by the Company or its Subsidiaries in connection with the transactions contemplated by this Agreement. (b) For a period ending upon the earlier of (i) the ninety (90) day anniversary of the Closing, and (ii) the date on which all such notices have been filed and such consents have been obtained, Purchaser shall be permitted to use the “Molina” name solely as reasonably necessary in connection with Purchaser’s efforts to file the notices and obtain the consents identified in Part I(a) (Pre-Closing Consents) and Part I(c) (Pre-Closing Notice) in Section 4.04 of the Company Disclosure Schedule, and Parent shall reasonably cooperate with Purchaser and its Subsidiaries in connection with making such filings and obtaining such consents. (c) Notwithstanding anything to the contrary contained herein, (i) except for routine filing fees, nothing in this Agreement shall require Purchaser or Seller to expend money to a third party in exchange for any consent or approval, and (ii) any consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Authority or any other Person or under any Material Contract required to be obtained or made by Seller, the Company, any of its Subsidiaries or Purchaser in connection with the Closing, including, without limitation, those notices and consents set forth on Section 4.04 of the Company Disclosure Schedule, is at Purchaser’s own risk, and none of Parent, Seller or their respective Affiliates shall be responsible for any Losses or any disruption to the operation of the Business resulting therefrom. Section 6.15 Conduct of the Business. (a) Except (x) as otherwise contemplated by this Agreement, (y) as consented to in writing by Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned) or (z) as provided on Section 6.15 of the Company Disclosure Schedule, from and after the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Seller and Parent shall cause each of the Company and its Subsidiaries to (i) use commercially reasonable efforts to conduct the Business only in the ordinary course of business consistent with past practice, (ii) pay all Indebtedness, Taxes and other obligations when due, except for amounts subject to a bona fide dispute by the Company or its Subsidiaries, (iii) make purchases of goods and services required for the normal operation of the Business in the ordinary course of business consistent with past practice, (iv) pay for payables and other Liabilities in the ordinary course of business consistent with past practice, and (v) use commercially reasonable efforts to collect receivables in the ordinary course of business consistent with past practice. (b) Without limiting the generality of Section 6.15(a), and except (i) as otherwise contemplated by this Agreement or the Transaction Documents, (ii) as otherwise required by Contract or applicable Law, (iii) as consented to by Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned) or (iv) as provided on Section 6.15 of the Company Disclosure Schedule, from the date of this Agreement and until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Seller and Parent shall cause the Company and each of its Subsidiaries not to: 47

(i) make any material change in any method of accounting or accounting practice, policy or procedure, other than as required by GAAP; (ii) amend its Governing Documents; (iii) (A) declare, set aside, make or pay any dividend or other distribution or payments (whether in cash, stock or property or any combination thereof) in respect of any of its Equity Securities (except for the distribution of cash referenced in the Adjusted Balance Sheet); or (B) redeem or otherwise acquire any of its Equity Securities, issue, sell or otherwise dispose any of its Equity Securities or grant any Person any right or option to acquire (including upon conversion, exchange, or exercise) any Equity Securities; (iv) merge or consolidate with any business or any corporation, partnership, limited liability company, association or other business organization or division thereof, acquire all or substantially all of the assets of any Person or make any loans, advances or capital contributions to, or any investments in, any Persons; (v) sell, lease, license or otherwise transfer any material assets or properties of the Company or any of its Subsidiaries, other than in the ordinary course of business consistent with past practice; (vi) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other reorganization, or taken any action for the appointment of a receiver, administrator, trustee or similar officer; (vii) enter into, amend or terminate a Material Contract other than (A) in order to comply with applicable Law, (B) any termination at the expiration of its stated term, or (C) in the ordinary course of business consistent with past practice; (viii) except as required by the terms of any Employee Benefit Plan in existence on the date of this Agreement, increase the compensation or benefits of any employee, director or individual independent contractor of the Company or any of its Subsidiaries (other than, in each case, in the ordinary course of business consistent with past practice); (ix) enter into, adopt or amend, in any material respect, any Employee Benefit Plan in any manner except as required by applicable Law; (x) authorize, or make any commitment with respect to, any capital expenditures that are, in the aggregate, in excess of Two Hundred Fifty Thousand Dollars ($250,000), or fail to make capital expenditures consistent with the budget set forth in Section 6.15(b)(x) of the Company Disclosure Schedule; (xi) make any capital investment in, any loan to, or any acquisition of the securities or assets of, any Person or business; (xii) (A) create, incur, assume, forgive, guarantee or modify any Indebtedness (other than draws under revolving lines of credit existing on the date hereof in the ordinary course of business consistent with past practice), (B) enter into any off-balance sheet 48 financing arrangement, or (C) make any loans or advances of money other than to employees of the Company or its Subsidiaries in the ordinary course of business consistent with past practice; (xiii) settle any Proceeding involving payment by the Company or any of its Subsidiaries in an amount in excess of One Hundred Thousand Dollars ($100,000); (xiv) transfer, assign, or grant any license or sublicense of any rights under or with respect to any Intellectual Property other than in the ordinary course of business consistent with past practice; (xv) permit the lapse of any existing insurance policy relating to the Business or Assets; (xvi) except for the settlement or cancellation of Intercompany Accounts as provided in Section 6.08, make any payment to (whether as a distribution, fee, expense reimbursement or otherwise) or on behalf of Parent or any of its Subsidiaries (other than the Company or any of its Subsidiaries); (xvii) make any material Tax election, prepare any Tax Returns in a manner which is materially inconsistent with the past practices of the Company or such Subsidiary of the Company with respect to the treatment of items on such Tax Returns, incur any material Liability for Taxes other than in the ordinary course of business consistent with past practice, file an amended Tax Return, file a claim for refund of material Taxes of the Company or such Subsidiary of the Company outside of the ordinary course of business, make any voluntary disclosure regarding Taxes to any Governmental Authority, or settle any claim relating to Taxes; or (xviii) enter into any agreement, understanding or commitment by the Company or any of its Subsidiaries to do any of the foregoing. Section 6.16 Notification of Certain Matters. Each of Seller and Purchaser hereto shall promptly notify the other party hereto in writing upon the occurrence of any event that has caused: (a) any representation or warranty of the notifying party or its Affiliates contained in this Agreement to be untrue or inaccurate in any material respect as of the time made under this Agreement; or (b) any failure of the notifying party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it under this Agreement, in each case, if such failure to be true or accurate or failure to comply has caused or would reasonably be expected to cause any condition to the obligations of the notified party to effect the transactions contemplated by this Agreement not to be satisfied. Section 6.17 Access to Information; Confidentiality. (a) From and after the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Seller, upon request, shall permit Purchaser and its Representatives to have reasonable access during normal business hours upon reasonable notice to the Company’s and its Subsidiaries’ facilities, the individual listed on Section 6.17 of the Company Disclosure Schedule and the business, financial, legal, tax, compensation and other data and information solely concerning the Company’s and its 49

Subsidiaries’ affairs and operations as Purchaser deems reasonably necessary or advisable; provided that (i) such access does not unreasonably interfere with normal operations or customer or employee relations of the Company and its Subsidiaries or Affiliates, (ii) access to such data and information may be provided by making such data and information available in the Data Room and (iii) such access shall be at Purchaser’s sole cost and expense. All requests for such access shall be made to such Representatives of Seller as Seller shall designate. It is further agreed that neither Purchaser nor its Representatives shall (and Purchaser shall not permit any of its Representatives to) contact any of the employees, customers or other material business relations of the Company or its Subsidiaries in connection with the transactions contemplated by this Agreement, whether in person or by telephone, mail or other means of communication, without the specific prior authorization of Seller. Any such access shall be subject to the following additional limitations: (x) such access shall be subject to restrictions under applicable Law; and (y) such access shall not require disclosure of information that is a trade secret or competitively sensitive or subject to attorney-client or other evidentiary privilege. (b) The parties acknowledge that an Affiliate of Purchaser and Parent have previously executed the Confidentiality Agreement, which Confidentiality Agreement shall continue to be in full force and effect in accordance with its terms, and Purchaser shall hold, and cause its Representatives to hold, any Evaluation Material (as defined in the Confidentiality Agreement) confidential in accordance with the terms of the Confidentiality Agreement. Effective upon the Closing, the Confidentiality Agreement shall terminate. Section 6.18 Exclusivity. From and after the date hereof until the earlier of the Closing or the termination of this Agreement, neither Seller nor Parent shall (and Seller and Parent shall cause their respective Affiliates, officers, directors, managers, employees, attorneys, accountants, consultants, financial advisors, and other agents not to), directly or indirectly: (a) solicit, initiate or knowingly encourage (including by way of furnishing any information relating to the Company and its Subsidiaries), or knowingly induce or knowingly take any other action which would reasonably be expected to lead to the making, submission or announcement of, any proposal or inquiry that constitutes, or would reasonably be likely to lead to, an Acquisition Proposal; (b) other than informing Persons of the provisions contained in this Section 6.18, enter into, continue or participate in any discussions or any negotiations regarding any Acquisition Proposal or otherwise take any action to knowingly facilitate or knowingly induce any effort or attempt to make or implement an Acquisition Proposal; (c) approve, endorse, recommend or enter into any Acquisition Proposal or any letter of intent, memorandum of understanding or Contract contemplating an Acquisition Proposal or requiring the Company or Seller or Parent to abandon or terminate its obligations under this Agreement; or (d) agree, resolve or commit to do any of the foregoing. Seller and Parent agree to notify Purchaser within two (2) Business Days if any Person makes any proposal, offer, inquiry or contact with respect to an Acquisition Proposal and provide Purchaser with a description of the material terms and conditions thereof, including the identity of such Person. Seller and Parent shall immediately cease and cause to be terminated any existing discussions with any Person (other than Purchaser) concerning any proposal relating to an Acquisition Proposal. With respect to the Persons with whom discussions or negotiations have been terminated, Seller and Parent shall use their respective reasonable best efforts to obtain the return or destruction of, in accordance with the terms of any applicable confidentiality agreement, any confidential information previously furnished to any such Person by Seller or 50

Parent or any of their respective officers, directors, managers, employees, attorneys, accountants, consultants, financial advisors or other agents. Section 6.19 Lease Guarantees. After the Closing, (a) Purchaser shall reasonably cooperate with Parent and Seller to cause Parent to be released from all obligations arising after the Closing under any guarantees entered into by Parent in connection with a Lease as soon as reasonably practicable after the Closing and (b) Purchaser shall indemnify and hold the Seller Indemnified Parties harmless from and against any and all Losses based upon or arising from any such guarantee to the extent the matter or occurrence giving rise to such Loss occurred after the Closing. ARTICLE 7 TERMINATION Section 7.01 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing: (a) by mutual written consent of Purchaser and Seller; (b) by either Purchaser or Seller, if the Closing shall not have been consummated on or before October 19, 2018 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any such party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or prior to the End Date; (c) by Purchaser, if at any time there is a breach of or inaccuracy in any representation or warranty set forth in Article 4 (and including specifically any of those contained in Section 4.08) or any failure to perform in any respect any covenant or agreement to be complied with or performed by Seller, Parent or the Company pursuant to the terms of this Agreement such that the conditions set forth in Sections 3.05(a) or 3.05(b) would not be satisfied (treating such time as if it were the Closing for purposes of this Section 7.01(c)), which breach, inaccuracy or failure to perform cannot be cured by the End Date or has not been cured within fifteen (15) days following the receipt by Seller of written notice thereof from Purchaser or any shorter period of time that remains between the date Purchaser delivers written notice of such breach and the End Date; provided, however, that Purchaser may not terminate this Agreement pursuant to this Section 7.01(c) if such inaccuracy or breach was primarily caused by the failure of Purchaser to perform in any material respect any of the covenants or agreements to be performed by it prior to the Closing; or (d) by Seller, if at any time there is a breach of or inaccuracy in any representation or warranty set forth in Article 5 or any failure to perform in any respect any covenant or agreement to be complied with or performed by Purchaser pursuant to the terms of this Agreement such that the conditions set forth in Sections 3.04(a) or 3.04(b) would not be satisfied (treating such time as if it were the Closing for purposes of this Section 7.01(d)), which breach, inaccuracy or failure to perform cannot be cured by the End Date or has not been cured within fifteen (15) days following the receipt by Purchaser of written notice thereof from Seller or any shorter period of time that remains between the date Seller delivers written notice of such 51 breach and the End Date; provided, however, that Seller may not terminate this Agreement pursuant to this Section 7.01(d) if such inaccuracy or breach was primarily caused by the failure Seller, Parent, or the Company to perform in any material respect any of the covenants or agreements to be performed by it prior to the Closing; or (e) by either Purchaser or Seller, if any Governmental Authority shall have issued a permanent injunction or other Order prohibiting the consummation of the transactions contemplated by this Agreement and such permanent injunction or other Order shall have become final and non-appealable. Section 7.02 Effect of Termination. If this Agreement is terminated pursuant to Section 7.01 by a party hereto, written notice thereof shall be given by such party to the other party or parties, specifying the provision pursuant to which such termination is made and, upon delivery thereof, all rights, and obligations of the parties hereunder shall terminate and no party hereto shall have any Liability to the other party or parties, except for obligations of the parties hereto in Section 6.01 (Public Announcements), Section 7.02 (Effect of Termination) and Article 9 (Miscellaneous), and the Confidentiality Agreement, which shall survive the termination of this Agreement in accordance with their terms. Notwithstanding anything to the contrary contained in this Agreement or the Transaction Documents, termination of this Agreement pursuant to Section 7.01 shall not release any party hereto from any Liability for any willful breach by such party of the terms and provisions of this Agreement prior to such termination or limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief is available to a party hereunder. ARTICLE 8 SURVIVAL; INDEMNIFICATION Section 8.01 Survival of Representations and Warranties. (a) The representations and warranties contained in Section 9.16 and Articles 4 and 5 shall survive the Closing and shall terminate on January 19, 2020; provided, that the Surviving Seller Representations and the Fundamental Purchaser Representations shall survive the Closing until the expiration of the applicable statute of limitations. Any written claim for indemnification under Section 8.02(b), Section 8.02(c) or Section 8.03(b) may be given at any time prior to January 19, 2020, and, from and after such date, no claim for such indemnification may be made hereunder. Any written claim for indemnification under Section 8.02(d) may be given at any time prior to the date that all of the Proceedings subject to such indemnification have been resolved, and, from and after such date, no claim for such indemnification may be made hereunder. Notwithstanding the foregoing, if a written claim for indemnification is made hereunder prior to the end of the applicable survival period, such indemnification shall survive, solely in relation to such claim, until such claim is resolved. Any party providing indemnification pursuant to this Article 8 is referred to herein as an “Indemnifying Party” and any Person entitled to indemnification pursuant to Section 8.02 or Section 8.03 is referred to herein as an “Indemnified Party”. (b) It is the express intent of the parties to this Agreement that, to the extent the survival of the representations and warranties in this Agreement (and the associated right to bring 52 a claim for a breach of such representations and warranties) is shorter than the statute of limitations that would otherwise have been applicable to such representations or warranties, by contract, the applicable statute of limitations with respect to such representations or warranties (and the associated right to bring a claim for a breach of such representations and warranties) are hereby reduced so they end at the end of the applicable survival period specified in Section 8.01(a). Section 8.02 Indemnification by Parent. Effective as of the Closing, Parent and Seller, jointly and severally, shall indemnify and hold Purchaser, its Affiliates (including, after the Closing, the Company and its Subsidiaries) and each of their respective Representatives (each such Person, a “Purchaser Indemnified Party”) harmless from and against any and all Losses based upon or arising from: (a) any breach of any representation or warranty made by Seller pursuant to Article 4 or by Parent pursuant to Section 9.16; (b) any failure by Seller or Parent to perform any of its respective covenants or agreements contained herein (and including in particular those contained in Section 6.15); (c) any Pre-Closing Insurable Event; and (d) any Proceedings pending against the Company or any of its Subsidiaries as of the Closing, and including without limitation those matters described in Section 4.13, Section 4.14(b), Section 4.16(b) and Section 4.20(b) of the Company Disclosure Schedule. Section 8.03 Indemnification by Purchaser. Effective as of the Closing, Purchaser shall indemnify and hold Seller, its Affiliates and each of their respective Representatives (each such Person, a “Seller Indemnified Party”) harmless from and against any and all Losses based upon or arising from: (a) any breach of any representation or warranty made by Purchaser pursuant to Article 5; and (b) any failure by Purchaser to perform any of its covenants or agreements contained herein. Section 8.04 Additional Provisions Regarding Indemnification and Insurance Obligations. Notwithstanding Section 8.02 and Section 8.03, the rights to indemnification pursuant to the provisions of Section 8.02 and Section 8.03 are subject to the following limitations: (a) The maximum aggregate Liability of Parent and Seller to all Purchaser Indemnified Parties taken together for Losses for any claims for indemnification pursuant to Section 8.02 (other than Section 8.02(d)) shall be limited to an amount equal to Ten Million Dollars ($10,000,000) (collectively, the “General Cap Amount”). For purposes of clarification, in no event shall any Losses for which the Purchaser Indemnified Parties are indemnified pursuant to Section 8.02(d) count against the General Cap Amount. 53

(b) The maximum aggregate Liability of Purchaser to all Seller Indemnified Parties taken together for Losses for any claims for indemnification pursuant to Section 8.03 shall be limited to an amount equal to the General Cap Amount. (c) Parent and Seller shall not be liable for Losses for any individual claim for indemnification pursuant to Section 8.02(a) (other than as a result of breaches of the Surviving Seller Representations) unless the amount of Losses for such claim for indemnification against Seller pursuant to Section 8.02(a) (other than as a result of breaches of the Surviving Seller Representation) shall exceed Fifty Thousand Dollars ($50,000) (the “Per-Claim Basket”), and then for such Losses from the first dollar. For purposes of the preceding sentence, multiple claims for indemnification based upon the same act, event, omission or set of facts shall be deemed a single individual claim. (d) Purchaser shall not be liable for Losses for any individual claim for indemnification pursuant to Section 8.03(a) (other than as a result of a breach of a Fundamental Purchaser Representation) unless the amount of Losses for such claim for indemnification against Purchaser pursuant to Section 8.03(a) (other than as a result of a breach of a Fundamental Purchaser Representation) shall exceed the Per-Claim Basket, and then for such Losses from the first dollar. For purposes of the preceding sentence, multiple claims for indemnification based upon the same act, event, omission or set of facts shall be deemed a single individual claim. (e) Parent and Seller shall not be liable for Losses for any claims for indemnification pursuant to Section 8.02(a) (other than as a result of breaches of the Surviving Seller Representations) unless the total of all Losses for claims for indemnification against Parent pursuant to Section 8.02(a) (other than as a result of a breach of a Surviving Seller Representation and Losses excluded under Section 8.04(c)) shall exceed Five Hundred Thousand Dollars ($500,000) in the aggregate (the “Deductible”), and then only for such Losses to the extent they exceed such amount. (f) Purchaser shall not be liable for Losses for any claims for indemnification pursuant to Section 8.03(a) (other than as a result of breach of the Fundamental Purchaser Representations) unless the total of all Losses for claims for indemnification against Seller pursuant to Section 8.03(a) (other than as a result of a breach of a Fundamental Purchaser Representation and Losses excluded under Section 8.04(d)) shall exceed the Deductible, and then only for such Losses to the extent they exceed such amount. (g) No Indemnifying Party shall be liable to an Indemnified Party hereunder for (i) any punitive damages, except where such damages are recovered by a third party from an Indemnified Party in connection with Losses indemnified hereunder or (ii) any lost profits, diminution of value, consequential damages, special damages, incidental damages, indirect damages, exemplary damages or other unforeseen damages, except where such damages are recovered by a third party from an Indemnified Party in connection with Losses indemnified hereunder. In no event shall any multiples or similar valuation methodology (whether based on “multiple of profits,” “multiple of earnings,” “multiple of cash flows” or similar terms) be used in calculating the amount of any Losses. 54

(h) No Indemnified Party shall be entitled to recover for a Loss under Section 8.02 or Section 8.03 to the extent that such Indemnified Party has recovered such Loss under (i) unaffiliated third-party insurance held by, or for the benefit of, such Indemnified Party, or (ii) the Insurance Policies. In the event that an Indemnified Party receives insurance proceeds from unaffiliated third-party insurance with respect to any matter for which it was previously indemnified pursuant to this Article 8, such Indemnified Party shall promptly remit such insurance proceeds to the Indemnifying Party. Each Indemnified Party covenants and agrees to use commercially reasonable efforts to seek recovery of any amounts available under (A) third- party insurance held by, or for the benefit of, such Indemnified Party and (B) any other insurance applicable to Indemnified losses, including, but without limitation, the Insurance Policies. (i) For the avoidance of doubt, and notwithstanding any term or provision to the contrary, (i) effective as of the Closing, all insurance coverage owned or held by Parent or its Subsidiaries, including but without limitation the Insurance Policies, shall be cancelled and terminated in respect of all accidents, events, happenings, injuries, claims, conduct and occurrences relating to the Business commencing or taking place after the Closing, and (ii) this Agreement is not intended as an assignment or attempted assignment of any policy of insurance or as a contract of insurance and shall not be construed to waive any right or remedy of Parent or its Subsidiaries in respect of any insurance policy or any other contract or policy of insurance, except to the extent such assignment is permitted by the terms of such policy in accordance with applicable Law and Parent has agreed to such assignment. Notwithstanding the foregoing, this Agreement is intended as an assignment of insurance rights to Company and its Subsidiaries and each of their insured persons and entities and their successors-in-interest and respective permitted assignees under the Insurance Policies, and otherwise in respect of insurance applicable to any Losses indemnified hereunder, to the extent allowed by applicable Law and as necessary to fully establish their rights to obtain coverage under the such insurance as respects accidents, events, happenings, injuries, claims, conduct and occurrences relating to the Business prior to the Closing. (j) Upon and after becoming aware of any event which is reasonably likely to give rise to Losses subject to indemnification hereunder, each Indemnified Party shall use commercially reasonable efforts to mitigate the Losses arising from such events, including incurring costs only to the minimum extent necessary to remedy the event which gives rise to Losses. (k) Parent and Seller shall have no obligation under this Article 8 to indemnify any Purchaser Indemnified Party with respect to (i) any Loss that is a Liability to the extent reflected the calculation of the Purchase Price; or (ii) any Loss to the extent such Loss does not exceed the amount of any reserves for such Loss as reflected in the Balance Sheet. (l) The amount of any recovery by the Indemnified Party pursuant to this Article 8 shall be reduced by any foreign, federal, state and/or local Tax benefits actually realized by such Indemnified Party. (m) Notwithstanding anything to the contrary in this Agreement, no Purchaser Indemnified Party shall have any claim for indemnification (and no Purchaser Indemnified Party 55 shall be indemnified) for Loss under this Article 8 to the extent such Loss relates to Taxes attributable to a Post-Closing Tax Period. (n) For Tax purposes, the parties agree to treat all payments made under this Article 8 as adjustments to the Purchase Price. Section 8.05 Indemnification Procedures; Third Party Claims; Tax Claims. (a) An Indemnified Party shall give the Indemnifying Party prompt written notice of any matter which an Indemnified Party has determined has given or would give rise to a right of indemnification under this Agreement (other than a Third Party Claim), within twenty (20) Business Days of such determination (an “Indemnity Notice”); provided, however, that the failure to give an Indemnity Notice shall not waive an Indemnified Party’s right to indemnification, except to the extent the Indemnifying Party is prejudiced by the Indemnified Party’s failure to give notice or such Indemnity Notice is given after the expiration of the applicable survival period. (b) If any claim, demand or Proceeding is brought by a Person who is not a party to this Agreement or an Affiliate thereof (a “Third Party Claim”) against an Indemnified Party, and if such party intends to seek indemnification with respect thereto pursuant to this Article 8, such Indemnified Party shall promptly, but in any event within twenty (20) Business Days after the Indemnified Party learns of the existence of the Third Party Claim, notify the Indemnifying Party in writing of the Third Party Claim; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder except to the extent the Indemnifying Party is prejudiced by the Indemnified Party’s failure to give notice or such Indemnity Notice is given after the expiration of the applicable survival period. The Indemnified Party will deliver to the Indemnifying Party, promptly after the Indemnified Party’s receipt thereof, copies of all documents relating to the Third Party Claim and notices and documents relating to the Third Party Claim received by the Indemnified Party. (c) The Indemnifying Party will have the right to participate in or assume the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party, so long as the Indemnifying Party delivers written notice to the Indemnified Party of its election to assume the defense of the Third Party Claim; provided, however, that Parent shall be deemed to have delivered such notice with respect to Proceedings indemnified under Section 8.02(d). Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with the provisions above, the Indemnified Party, at its sole cost and expense, may retain separate counsel, and participate in the defense of the Third Party Claim, it being understood that the Indemnifying Party will control such defense. To the extent the Indemnifying Party has not assumed the defense of such Third Party Claim pursuant to this Section 8.05(c), the Indemnified Party will (upon delivering written notice to such effect to the Indemnifying Party) have the right to undertake the defense of such Third Party Claim. Each party shall fully cooperate with the other party in such defense and make available to the party undertaking the defense of the Third 56

Party Claim employees, witnesses, pertinent records, materials and information in such party’s possession or under such party’s control relating to such Third Party Claim as may be requested by the party undertaking the defense of the Third Party Claim. If an Indemnified Party fails to comply with the immediately preceding sentence, such Indemnified Party’s right to indemnification under this Article 8 shall be waived to the extent such failure prejudices the Indemnifying Party. (d) Notwithstanding anything in this Section 8.05 to the contrary, neither the Indemnifying Party nor the Indemnified Party shall, without the written consent of the other party (which consent shall not be unreasonably delayed, withheld or conditioned), settle, compromise or discharge any Third-Party Claim or admit any Liability or permit a default or consent to entry of any judgment with respect to any Third Party Claim; provided that if the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnifying Party shall be permitted to settle, compromise or discharge such Third Party Claim without the Indemnified Party’s consent if such settlement, compromise or discharge (i) by its terms unconditionally releases the Indemnified Party from all Liability (other than an amount equal to the Deductible) in connection with such Third Party Claim, (ii) does not include an admission of wrongdoing or misconduct by the Indemnified Party, and (iii) does not impose any injunctive against the Indemnified Party. (e) Notwithstanding anything in this Section 8.05 to the contrary, the foregoing provisions of Section 8.05 shall not apply to claims for indemnification for Losses pursuant to Section 8.02 solely with respect to breaches of the representations, warranties and covenants set forth in Section 4.19 (Taxes), Section 6.03 (Transfer Taxes) and Section 6.04 (Tax Matters). Parent shall have the sole right to control, defend and settle any audit, other administrative proceeding or inquiry or judicial proceeding involving the income Tax Return of Parent or its Subsidiaries. Except as otherwise provided in this Section 8.05(e), if a claim for Taxes is made against Purchaser by any Tax Authority and if Purchaser intends to seek indemnity with respect thereto under Section 8.02, Purchaser shall promptly furnish written notice to Parent of such claim. Parent shall have thirty (30) days after receipt of such notice to notify Purchaser of its intent to undertake, conduct, and control (through counsel of its own choosing and at its own expense) the settlement or defense thereof, and Purchaser and the Company and their respective Affiliates shall cooperate in connection therewith. If Purchaser or the Company fails to comply with the immediately preceding sentence, Purchaser and the Company’s right to indemnification under this Article 8 shall be waived to the extent such failure prejudices the Parent. If within thirty (30) days after the receipt of Purchaser’s notice of a claim of indemnity hereunder, Parent does not notify Purchaser that Parent elects (at its cost and expense) to undertake the defense thereof, or gives such notice and thereafter fails to contest such claim in good faith, Purchaser shall have the right to contest, settle, or compromise such claim and Purchaser shall not thereby waive any right to indemnification for such claim under this Agreement; provided, however, that neither Purchaser nor the Company shall pay or settle any such claim without the prior written consent of Parent, which consent shall not be unreasonably withheld. Nothing contained herein shall compel Parent or Seller to disclose any of its income Tax Returns to Purchaser or provide Purchaser the right to see or review such income Tax Returns. Section 8.06 Exclusive Remedy. Subject to Section 9.10 and except for claims based on Fraud, notwithstanding anything to the contrary contained in this Agreement, the remedies 57 expressly set forth in this Article 8 shall be the sole and exclusive remedy for the parties hereto and the other Indemnified Parties for any breach of any representation, warranty, covenant or other provision contained in this Agreement or otherwise relating to the subject matter of this Agreement. In furtherance of the foregoing, each party hereto (on behalf of itself and the other Indemnified Parties) hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or provision set forth herein or otherwise relating to the subject matter of this Agreement such party or other Indemnified Parties may have against the other party and each of its Affiliates and Representatives arising under or based upon any Law, except in the case of Fraud, pursuant to the express indemnification provisions set forth in this Article 8 or pursuant to the provisions of Section 9.10. ARTICLE 9 MISCELLANEOUS Section 9.01 Entire Agreement; Assignment. This Agreement, together with the Transaction Documents, contains the entire agreement of the parties hereto with respect to the subject matter hereof and the Confidentiality Agreement and supersedes all other prior agreements between such parties and their respective Representatives in respect of such subject matter. Neither this Agreement nor any rights or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto. Notwithstanding the foregoing: (a) Seller may assign all of its rights and obligations hereunder to Parent without the consent of Purchaser; provided, that such assignment shall not relieve Seller of any of its obligations hereunder; and (b) Purchaser may, without the consent of Seller or Parent, assign (by operation of law or otherwise) or otherwise transfer its rights and obligations hereunder to any Affiliate of Purchaser; provided, that such assignment shall not relieve Purchaser of any of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives. Section 9.02 Notices. All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement shall be in writing and shall be deemed validly given upon personal delivery or one (1) Business Day after being sent by nationally recognized overnight courier service or on the date of transmission if sent by e-mail (subject to automated confirmation of receipt), at the following address or e-mail address, or at such other address or e-mail address as a party may designate to the other parties: If to Purchaser: Pyramid Health Holdings, LLC c/o Atar Capital, LLC 1999 Avenue of the Stars, Suite 2810 Los Angeles, CA 90067 Attention: Cyrus Nikou E-mail: cnikou@atarcapital.com with a copy (which shall not constitute notice) to: 58

Dykema Gossett LLP 333 South Grand Avenue, Suite 2100 Los Angeles, CA 90071 Attn: Thomas M. Cleary E-mail: tcleary@dykema.com If to Seller: Molina Pathways, LLC 200 Oceangate, Suite 100 Long Beach, CA 90802 Attn: Jeff Barlow and Burt Park E-mail: jeffrey.barlow@molinahealthcare.com; burt.park@molinahealthcare.com with a copy (which shall not constitute notice) to: Latham & Watkins LLP 355 South Grand Avenue, Suite 101 Los Angeles, CA 90071-1560 Attn: David A. Zaheer E-mail: david.zaheer@lw.com or to such other address as the Person to whom notice is given may have previously furnished to the other in writing in the manner set forth above. Section 9.03 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by the internal Laws of the State of Delaware, without giving effect to any Law that would cause the Laws of any jurisdiction other than the State of Delaware to be applied. Section 9.04 Construction; Interpretation. The name assigned to this Agreement and the article and section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter. All references to Articles and Sections refer to articles and sections of this Agreement. The terms “herein”, “hereunder”, “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found. Unless the context otherwise requires: (a) a reference to a document includes all amendments or supplements to, or replacements or novations of, that document; (b) the use of the term “including” means “including, without limitation”; (c) the word “or” shall be disjunctive but not be exclusive; (d) unless expressly provided otherwise, the measure of a period of one (1) month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date; provided, that if no corresponding date exists, the measure shall be that date of the following month or year 59 corresponding to the next day following the starting date (for example, one (1) month following February 18 is March 18, and one (1) month following March 31 is May 1); (e) a reference to an entity includes any successor entity, whether by way of merger, amalgamation, consolidation or other business combination; (f) reference to a word defined hereunder shall apply equally to both the singular and plural forms of the term defined; and (g) a reference to “$” or “dollars” means the lawful currency of the United States. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto. For purposes of Article 4, information shall be deemed to have been “made available” to Purchaser only if such information was posted to the electronic data room maintained by Cain Brothers & Company, LLC in connection with the transactions contemplated hereby (the “Data Room”) in a manner accessible and reviewable by Purchaser at least one (1) Business Day prior to the date of this Agreement. Section 9.05 Company Disclosure Schedule. Neither the specification of any dollar amount in the representations or warranties contained in this Agreement nor the inclusion of any specific item in the Company Disclosure Schedule hereto is intended to imply that such amounts, or higher or lower amounts of the items so included or other items, are or are not material or that such fact or matter would with any other fact or matter, individually or in the aggregate, have a Material Adverse Effect. Section 9.06 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Section 9.07 Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Section 9.08 Counterparts; Signatures. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one (1) and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement. Section 9.09 Jurisdiction; Venue; Waiver of Jury Trial. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT (INCLUDING PURSUANT TO SECTION 9.10) SHALL BE BROUGHT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF DELAWARE (OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY FEDERAL COURT WITHIN THE STATE OF DELAWARE OR, IN THE EVENT FEDERAL COURT WITHIN THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE COURT WITHIN THE STATE OF DELAWARE). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, 60

GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO SUCH PARTY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 9.02, OR BY ANY OTHER METHOD PERMITTED BY LAW. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, STATUTE OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF, AND EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. Section 9.10 Remedies. The parties hereto agree that irreparable damage could occur if any provision of this Agreement were not performed in accordance with the terms hereof and that such parties shall be entitled, without posting a bond or similar indemnity, to seek an injunction to prevent breaches of this Agreement, or specific performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Section 9.11 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each party hereto shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and such transactions. Section 9.12 Failure or Indulgence Not Waiver. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. Section 9.13 Amendments. This Agreement may not be amended, supplemented or otherwise modified except in a written instrument executed by Purchaser and Seller. No provision of this Agreement may be waived except in a written instrument executed by the party waiving such provision. Any written waiver shall be limited to those items specifically waived therein and shall not be deemed to waive any future breaches or violations or other non-specified breaches or violations unless, and to the extent, expressly set forth therein. Section 9.14 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all fees, charges and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, charges or expenses. 61

Section 9.15 Provision Respecting Legal Representation. Each of the parties to this Agreement hereby agrees, on its own behalf and on behalf of its Representatives, that Latham & Watkins LLP may serve as counsel to Seller and its Affiliates (individually and collectively, the “Seller Group”), on the one hand, and the Company or its Subsidiaries, on the other hand, in connection with the negotiation, preparation, execution and delivery of this Agreement, the Transaction Documents and the consummation of the transactions contemplated hereby or thereby, and that, following consummation of such transactions, Latham & Watkins LLP may serve as counsel to the Seller Group or any Representative of the Seller Group, in connection with any litigation, claim or obligation arising out of or relating to this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby notwithstanding such prior representation of the Company or its Subsidiaries and each of the parties hereto hereby consents thereto and waives any conflict of interest arising therefrom, and each of such parties shall cause any Affiliate thereof to consent to waive any conflict of interest arising from such representation. Section 9.16 Parent Representations. Parent hereby represents and warrants to Purchaser as of the date hereof and as of the Closing as follows: (a) Parent is a corporation, duly formed, validly existing and in good standing under the Laws of the State of Delaware. (b) Parent has the requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. [Signature page follows.] 62

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written. PYRAMID HEALTH HOLDINGS, LLC By: /s/ Cyrus Nikou Cyrus Nikou Manager MOLINA PATHWAYS, LLC By: /s/ Thomas L. Tran Name: Thomas L. Tran Title: Chief Financial Officer FOR PURPOSES OF SECTIONS 6.02(b), 6.08, 6.10, 6.11, 6.12, 6.13, 6.15, 6.16 AND SECTION 6.18 AND ARTICLES 8 AND 9: MOLINA HEALTHCARE, INC. By: /s/ Thomas L. Tran Name: Thomas L. Tran Title: Chief Financial Officer [Signature Page to Membership Interests Purchase Agreement]